                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  July 20, 2001

                               CBRE HOLDING, INC.
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


  DELAWARE                      000-32983                      94-3391143
---------------           ------------------------         -------------------
(State or Other           (Commission File Number)         (IRS Employer
Jurisdiction of                                            Identification No.)
Incorporation)


      200 North Sepulveda Boulevard, El Segundo, California        90245
      -----------------------------------------------------      ----------
          (Address of Principal Executive Offices)               (Zip Code)

                                (310) 563-8600
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

                                      NA
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     This Current Report on Form 8-K (this "Form 8-K") is filed by CBRE Holding, Inc. (the "Company"), a Delaware corporation, in connection with the matters described herein.

Item 2.   Acquisition or Disposition of Assets.

          On July 20, 2001, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of May 31, 2001 (the "Merger Agreement"), among CB Richard Ellis Services, Inc. (the "Services"), the Company and BLUM CB Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition"), Acquisition was merged with and into Services (the "Merger"). Services was the surviving corporation in the Merger and at the effective time of the Merger became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger each issued and outstanding share of Common Stock, par value $.01 per share (the "Common Stock"), of Services was converted into the right to receive $16.00 in cash, other than (i) shares of Common Stock owned by the Company and Acquisition, which totaled 7,967,274 shares at such time, which were cancelled, (ii) treasury shares and shares of Common Stock owned by any of Services' subsidiaries, which were cancelled, and (iii) shares held by stockholders who perfect appraisal rights for such shares in accordance with Delaware law. Following the Merger, the Common Stock was delisted from the New York Stock Exchange.

          Pursuant to an Amended and Restated Contribution and Voting Agreement, dated as of May 31, 2001 and as amended on July 19, 2001 (the "Contribution Agreement"), among (i) RCBA Strategic Partners, L.P., a Delaware limited partnership ("Strategic"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International"), The Koll Holding Company, a California corporation ("Koll Holding"), Frederic V. Malek, a former director of Services ("Malek"), Raymond E. Wirta, the Chief Executive Officer and a director of Services ("Wirta"), and W. Brett White, the Chairman of the Americas and a director of Services ("White") (collectively, the "Continuing Stockholders");
(ii) the Company; and (iii) Acquisition, among other things, immediately prior to the effective time of the Merger, the Continuing Stockholders and their affiliates contributed 7,967,274 shares of Common Stock to the Company (the "Share Contribution") in consideration for the issuance to them of an equal number of shares of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"). Such shares of Common Stock contributed to the Company were cancelled at the effective time of the Merger. Also pursuant to the Contribution Agreement, Strategic contributed $25,522,992.00 to the Company and the Company issued 1,595,187 shares of Class B Common Stock to Strategic and Blum Strategic Partners II, L.P. ("Blum") contributed $45,439,472.00 to the Company and the Company issued 2,839,967 shares of Class B Common Stock to Blum (the foregoing, collectively, the "Cash Contribution," and together with the Share Contribution, the "Contributions").

          In connection with the completion of the Merger, a Securityholders' Agreement, dated as of July 20, 2001 (the "Securityholders' Agreement"), was entered into among Strategic, Blum, FSEP III, FSEP International, Koll Holding, California Public Employees' Retirement System ("CalPERS"), Malek, DLJ Investment Funding, Inc., Credit Suisse First Boston Corporation, Wirta, White, Services and the Company, which sets forth certain agreements among the parties thereto with respect to the Company's Class A Common Stock and Class B

Common Stock. Immediately prior to the Merger and the related transactions, the Company was wholly-owned and controlled by Strategic. As a result of the provisions set forth in the Securityholders' Agreement, after the Merger, the Company remains controlled by Strategic and its affiliates, which have the right to designate a majority of the Company's directors.

          The funding to complete the Merger, as well as the refinancing of substantially all of the outstanding indebtedness of Services, was obtained through (i) the Contributions, (ii) the offering by the Company of shares of its Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") to employees of Services, (iii) the sale of 625,000 shares of Class A Common Stock to CalPERS for $16.00 per share, (iv) the issuance and sale by the Company of units for $65 million, which units consist in the aggregate of $65 million aggregate principal amount of 16% Senior Notes due 2001 and 339,820 shares of Class A Common Stock, (v) the issuance and sale by Acquisition of $229 million aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2011 for $225.6 million (which Senior Subordinated Notes were assumed by Services in connection with the Merger) and (vi) borrowings by Services under a new credit agreement with Credit Suisse First Boston and other lenders of approximately $285 million.

          The Merger Agreement is hereby incorporated herein by reference to
Exhibit 2.1, the Contribution Agreement, as amended, is hereby incorporated herein by reference to Exhibits 2.2 and 2.3, the Securityholders' Agreement is hereby incorporated herein by reference to Exhibit 99.1 and Services' press release announcing the effectiveness of the Merger is incorporated herein by reference to Exhibit 99.2. The foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

          Audited financial statements for Services as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 are set forth below. Unaudited financial statements for Services as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 are also set forth below.

                        CB RICHARD ELLIS SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS
            (Dollars in thousands, except share and per share data)

                                                         March 31,  December 31,
                                                           2001         2000
                                                        ----------- ------------
                                                        (Unaudited)
                        ASSETS
                        ------
Current Assets:
 Cash and cash equivalents............................   $ 20,339     $ 20,854
 Receivables, less allowance for doubtful accounts of
  $11,959 and $12,631 at March 31, 2001 and
  December 31, 2000 ..................................    141,792      176,908
 Prepaid expenses.....................................      9,819        8,017
 Deferred taxes, net..................................     13,105       11,139
 Other current assets.................................      8,716        6,127
                                                         --------     --------
 Total current assets.................................    193,771      223,045
Property and equipment, net...........................     75,048       75,992
Goodwill, net of accumulated amortization of $59,738
 and $56,417 at March 31, 2001 and December 31, 2000..    415,299      423,975
Other intangible assets, net of accumulated
 amortization of $290,679 and $289,038 at March 31,
 2001 and December 31, 2000...........................     44,169       46,432
Cash surrender value of insurance policies, deferred
 compensation plan....................................     61,267       53,203
Investment in and advances to unconsolidated
 subsidiaries.........................................     38,187       41,325
Deferred taxes, net...................................     35,316       32,327
Prepaid pension costs.................................     24,126       25,235
Other assets..........................................     44,113       41,571
                                                         --------     --------
 Total assets.........................................   $931,296     $963,105
                                                         ========     ========

         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
Current Liabilities:
 Accounts payable and accrued expenses................   $ 77,803     $ 83,673
 Compensation and employee benefits payable...........     63,790       79,801
 Accrued bonus and profit sharing.....................     20,807      107,878
 Income taxes payable.................................     14,696       28,260
 Short-term borrowings................................      8,418        9,215
 Current maturities of long-term debt.................      1,161        1,378
                                                         --------     --------
 Total current liabilities............................    186,675      310,205
Long-term debt:
 Senior subordinated notes, less unamortized discount
  of $1,604 and $1,664 at March 31, 2001 and December
  31, 2000............................................    173,396      173,336
 Revolving credit facility............................    218,000      110,000
 Other long-term debt.................................     18,257       20,235
                                                         --------     --------
 Total long-term debt.................................    409,653      303,571
Deferred compensation liability.......................     79,980       80,503
Other liabilities.....................................     27,729       29,739
                                                         --------     --------
 Total liabilities....................................    704,037      724,018
Minority interest.....................................      2,967        3,748
Commitments and contingencies
Stockholders' Equity:
 Preferred stock, $0.01 par value; 8,000,000 shares
  authorized; no shares issued or outstanding.........        --           --
 Common stock, $0.01 par value; 100,000,000 shares
  authorized; 20,636,051 and 20,605,023 shares
  outstanding at March 31, 2001 and December 31,
  2000................................................        217          217
 Additional paid-in capital...........................    365,420      364,168
 Notes receivable from sale of stock..................    (11,661)     (11,847)
 Accumulated deficit..................................    (91,943)     (89,097)
 Accumulated other comprehensive loss.................    (21,897)     (12,258)
 Treasury stock at cost, 1,072,155 shares at March 31,
  2001 and December 31, 2000..........................    (15,844)     (15,844)
                                                         --------     --------
 Total stockholders' equity...........................    224,292      235,339
                                                         --------     --------
 Total liabilities and stockholders' equity...........   $931,296     $963,105
                                                         ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        CB RICHARD ELLIS SERVICES, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
            (Dollars in thousands, except share and per share data)

                                                         Three Months Ended
                                                              March 31,
                                                        ----------------------
                                                           2001        2000
                                                        ----------  ----------
Revenue:
  Leases............................................... $  103,166  $   99,753
  Sales................................................     73,843      74,281
  Property and facilities management fees..............     27,872      25,285
  Consulting and referral fees.........................     16,367      16,314
  Appraisal fees.......................................     18,836      16,284
  Loan origination and servicing fees..................     14,812       9,263
  Investment management fees...........................      8,549       7,337
  Other................................................      9,053      12,402
                                                        ----------  ----------
    Total revenue......................................    272,498     260,919
Costs and Expenses:
  Commissions, fees and other incentives...............    124,398     113,963
  Operating, administrative and other..................    134,079     127,148
  Depreciation and amortization........................     11,696      10,569
                                                        ----------  ----------
Operating income.......................................      2,325       9,239
Interest income........................................        800         489
Interest expense.......................................      9,055       9,685
                                                        ----------  ----------
(Loss) income before (benefit) provision for income
 tax...................................................     (5,930)         43
(Benefit) provision for income tax.....................     (3,084)         23
                                                        ----------  ----------
Net (loss) income...................................... $   (2,846) $       20
                                                        ==========  ==========
Basic (loss) earnings per share........................ $    (0.13) $      --
                                                        ==========  ==========
Weighted average shares outstanding for basic (loss)
 earnings per share.................................... 21,309,550  20,819,268
                                                        ==========  ==========
Diluted (loss) earnings per share...................... $    (0.13) $      --
                                                        ==========  ==========
Weighted average shares outstanding for diluted (loss)
 earnings per share.................................... 21,309,550  20,851,184
                                                        ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        CB RICHARD ELLIS SERVICES, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Dollars in thousands)

                                                          Three Months Ended
                                                              March 31,
                                                          -------------------
                                                            2001       2000
                                                          ---------  --------
Cash flows from operating activities:
Net (loss) income........................................ $  (2,846) $     20
Adjustments to reconcile net (loss) income to net cash used in operating activities:
 Depreciation and amortization excluding deferred
  financing costs........................................    11,696    10,569
 Gain on sale of properties, businesses and servicing
  rights.................................................    (6,279)   (4,735)
 Deferred compensation deferrals.........................    11,113     8,513
 Equity interest in earnings of unconsolidated
  subsidiaries...........................................    (1,042)   (1,742)
 Provision for doubtful accounts.........................     1,173       987
Decrease in receivables..................................    27,920    20,973
Increase in cash surrender value of insurance policies,
 deferred compensation plan..............................    (8,064)  (10,751)
Decrease in compensation and employee benefits payable
 and accrued bonus and profit sharing....................  (100,714)  (87,165)
Decrease in accounts payable and accrued expenses........    (4,505)   (6,783)
Decrease in income taxes payable.........................   (17,632)   (5,463)
(Decrease) increase in other liabilities.................   (11,664)    1,777
Other....................................................    (3,419)    6,278
                                                          ---------  --------
  Net cash used in operating activities..................  (104,263)  (67,522)
                                                          ---------  --------

Cash flows from investing activities:
Purchases of property and equipment......................    (6,639)   (4,538)
Proceeds from sale of properties, businesses and
 servicing rights........................................     6,105    11,304
Distributions from (contributions to) investments in and
 advances to unconsolidated subsidiaries, net............     3,276      (711)
Other investing activities, net..........................    (3,278)      259
                                                          ---------  --------
  Net cash (used in) provided by investing activities....      (536)    6,314
                                                          ---------  --------

Cash flows from financing activities:
Proceeds from revolving credit facility..................   142,000    88,000
Repayment of revolving credit facility...................   (34,000)  (27,000)
Repayment of senior notes and other loans, net...........    (2,786)   (1,168)
Other financing activities, net..........................      (274)   (1,038)
                                                          ---------  --------
  Net cash provided by financing activities..............   104,940    58,794
                                                          ---------  --------
Net increase (decrease) in cash and cash equivalents.....       141    (2,414)
Cash and cash equivalents, at beginning of period........    20,854    27,844
Effect of exchange rate changes on cash..................      (656)     (639)
                                                          ---------  --------
Cash and cash equivalents, at end of period.............. $  20,339  $ 24,791
                                                          =========  ========
Supplemental data:
Cash paid during the period for:
 Interest (none capitalized)............................. $   3,733  $  6,074
 Income taxes, net....................................... $  14,575  $  5,376

  The accompanying notes are an integral part of these consolidated financial statements.

                        CB RICHARD ELLIS SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1. Organization

   CB Richard Ellis Services, Inc. (the Company), was founded in 1906. It is a holding company that conducts its worldwide operations through approximately 75 direct and indirect subsidiaries. Approximately 77% of the Company's revenues are from the United States and 23% from the rest of the world. On February 24, 2001, the Company announced that it had entered into an Agreement and Plan of Merger with CBRE Holding, Inc. and Blum CB Corporation, which was amended and restated as of April 24, 2001, whereby members of senior management, Ray Wirta, CEO, and Brett White, Chairman, The Americas, together with director, Fred Malek and directors, Richard Blum, Bradford Freeman and Donald Koll and their respective affiliates will acquire all of the Company's outstanding shares which they do not own at a price of $16.00 per share. The acquisition, which is expected to close in July of 2001, remains subject to certain conditions, including, among others, the receipt of debt financing by CBRE Holding, Inc. and the Company, the approval of the merger by the holders of two-thirds of the outstanding shares of the Company not owned by the buying group, the expiration or termination of waiting periods under applicable antitrust laws and a successful tender offer for at least 51% of the Company's outstanding 8 7/8% Senior Subordinated Notes. The Company will pay a termination fee of $7.5 million and reimburse up to $3.0 million of the buying group's expenses if it wishes to accept a superior acquisition proposal.

2. Basis of Preparation

   The accompanying unaudited consolidated financial statements include all information and footnotes required for interim financial statement presentation. In the Company's opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ materially from those estimates. All significant intercompany transactions and balances have been eliminated and certain reclassifications have been made to prior periods' consolidated financial statements to conform to current period presentation. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results of operations to be expected for the year ending December 31, 2001.

3. Investments in and Advances to Unconsolidated Subsidiaries

   Condensed Statement of Operations (unaudited) for the unconsolidated subsidiaries accounted for using the equity method is as follows (in thousands):

                                                                 Three Months
                                                                Ended March 31,
                                                                ---------------
                                                                 2001    2000
                                                                ------- -------
   Revenues.................................................... $69,649 $48,496
   Income from operations......................................  12,689  13,219
   Net income..................................................   7,846   8,957

4. Debt

   The Company has a revolving credit facility of $270.0 million, which is subject to a mandatory reduction of $70.0 million on December 31, 2001 and expires on May 20, 2003. The amount outstanding under this facility totaled $218.0 million at March 31, 2001. Interest rate alternatives include Bank of America's reference

                        CB RICHARD ELLIS SERVICES, INC.

                                  (Unaudited)

rate plus 1.00% and LIBOR plus 2.00%. The weighted average interest rate on amounts outstanding at March 31, 2001 and December 31, 2000 was 7.69% and 8.79%, respectively.

   The revolving credit facility contains numerous restrictive covenants that, among other things, limit the Company's ability to incur or repay other indebtedness, make advances or loans to subsidiaries and other entities, make capital expenditures, incur liens, enter into mergers or effect other fundamental corporate transactions, sell its assets, or declare dividends. In addition, the Company is required to meet certain ratios relating to its adjusted net worth, level of indebtedness, fixed charges and interest coverage.

   The Company has outstanding 8 7/8% Senior Subordinated Notes due on June 1, 2006. The 8 7/8% Senior Subordinated Notes are redeemable in whole or in part after June 1, 2002 at 104.438% of par on that date and at declining prices thereafter. On or before June 1, 2001, up to 35.0% of the issued amount may be redeemed at 108.875% of par plus accrued interest solely with the proceeds from an equity offering. The amount included in the accompanying Consolidated Balance Sheet less unamortized discount was $173.4 million at March 31, 2001.

   The Company has short-term borrowings of $8.4 million and $9.2 million with related weighted average interest rates of 7.0% and 7.3% as of March 31, 2001 and December 31, 2000, respectively.

   The Company has a credit agreement with Residential Funding Corporation
(RFC). The credit agreement provides for a revolving line of credit of up to $100.0 million, and bears interest at 1.00% per annum over LIBOR. The agreement expires on August 31, 2001. During the quarter, the Company had a maximum of $91.6 million revolving line of credit principal outstanding. At March 31, 2001, the Company had $0.6 million revolving line of credit principal outstanding.

5. Commitments and Contingencies

   Between November 12, and December 6, 2000, five putative class actions were filed in the Court of Chancery of the State of Delaware in and for New Castle County by various of the Company's stockholders against the Company, its directors and the group which has proposed to take the Company private. A similar action was also filed on November 17, 2000 in the Superior Court of the State of California in and for the County of Los Angeles. These actions all alleged that the offering price for the going private transaction was unfair and inadequate and sought injunctive relief or rescission of the merger transactions and, in the alternative, money damages.

   The five Delaware actions have been consolidated. As of February 23, 2001, the parties to the Delaware litigation entered into a memorandum of understanding in which they agreed in principle to a settlement. The memorandum provides, among other things:

  . that the defendants admit no liability or wrongdoing whatsoever;

  . that the members of the going private group acknowledge that the pendency and prosecution of the Delaware litigation were positive contributing factors to its decision to increase the merger consideration;

  . for the certification of a settlement class and the entry of a final judgment granting a full release of the defendants; and

  . for attorneys' fees in an amount not to exceed $380,000.

   There are numerous conditions to the settlement proposed by the memorandum including the closing of the merger.

                        CB RICHARD ELLIS SERVICES, INC.

                                  (Unaudited)


   The parties may not be able to complete a mutually acceptable stipulation of settlement, and, if so, the litigation will continue. In addition, no agreements have been reached with respect to any settlement of the California action.

   In December 1996, GMH Associates, Inc. (GMH) filed a lawsuit against Prudential Realty Group (Prudential) and the Company in Superior Court of Pennsylvania, Franklin County, alleging various contractual and tort claims against Prudential, the seller of a large office complex, and the Company, its agent in the sale, contending that Prudential breached its agreement to sell the property to GMH, breached its duty to negotiate in good faith, conspired with the Company to conceal from GMH that Prudential was negotiating to sell the property to another purchaser and that Prudential and the Company misrepresented that there were no other negotiations for the sale of the property. Following a non-jury trial, the court rendered a decision in favor of GMH and against Prudential and the Company, awarding GMH $20.3 million in compensatory damages, against Prudential and the Company jointly and severally, and $10.0 million in punitive damages, allocating the punitive damage award $7.0 million as against Prudential and $3.0 million as against the Company. Following the denial of motions by Prudential and the Company for a new trial, a judgment was entered on December 3, 1998. Prudential and the Company filed an appeal of the judgment. On March 3, 2000, the appellate court in Pennsylvania reversed all of the trial courts' decisions finding that liability was not supported on any theory claimed by GMH and directed that a judgment be entered in favor of the defendants including the Company. The plaintiff filed an appeal with the Pennsylvania Supreme Court which was denied. The plaintiff has exhausted all appeal possibilities and judgment has been entered in favor of all defendants.

   In August 1993, a former commissioned sales person of the Company filed a lawsuit against the Company in the Superior Court of New Jersey, Bergen County, alleging gender discrimination and wrongful termination by the Company. On November 20, 1996, a jury returned a verdict against the Company, awarding $1.5 million in general damages and $5.0 million in punitive damages to the plaintiff. Subsequently, the trial court awarded the plaintiff $0.6 million in attorneys' fees and costs. Following denial by the trial court of the Company's motions for a new trial, reversal of the verdict and reduction of damages, the Company filed an appeal of the verdict and requested a reduction of damages. On March 9, 1999 the appellate court ruled in the Company's favor, reversed the trial court's decision and ordered a new trial. On February 16, 2000, the Supreme Court of New Jersey reversed the decision of the appellate court, concluded that the general damage award in the trial court should be sustained and returned the case to the appellate court for a determination as to whether a new trial should be ordered on the issue of punitive damages. In April 2000, the Company settled the compensatory damages claim, including interest, and all claims to date with respect to attorneys fees by paying to the plaintiff the sum of $2.75 million leaving only the punitive damage claim for resolution. The plaintiff also agreed, with very limited exceptions, that no matter what the outcome of the punitive damage claim the Company would not be responsible for more than 50% of the plaintiff's future attorney fees. In February 2001, the Company settled all remaining claims for the sum of $2.0 million and received a comprehensive release.

   The Company is a party to a number of pending or threatened lawsuits arising out of, or incident to, its ordinary course of business. Based on available cash and anticipated cash flows, the Company believes that the ultimate outcome will not have an impact on the Company's ability to carry on its operations. Management believes that any liability that may result from disposition of these lawsuits will not have a material effect on the Company's consolidated financial position or results of operations.

   An important part of the strategy for the Company's investment management business involves investing its own capital in certain real estate investments with its clients. As of March 31, 2001, the Company had committed $40.6 million to fund future co-investments.

                        CB RICHARD ELLIS SERVICES, INC.

                                  (Unaudited)

6. Comprehensive Loss

   Comprehensive loss consists of net income (loss) and other comprehensive loss. Accumulated other comprehensive loss consists of foreign currency translation adjustments. For the three months ended March 31, 2001, total comprehensive loss was $12.5 million, which consists of foreign currency translation loss of $9.6 million. For the three months ended March 31, 2000, total comprehensive loss was $3.2 million, which consists of foreign currency translation loss.

7. Per Share Information

   Basic (loss) earnings per share was computed by dividing net (loss) income by the weighted average number of common shares outstanding of 21,309,550 and 20,819,268 for the three months ended March 31, 2001 and 2000, respectively. As a result of operating losses incurred for the three months ended March 31, 2001, diluted weighted average shares outstanding do not give effect to common stock equivalents, as to do so would be anti-dilutive. At March 31, 2000, the computation of diluted earnings per share further assumes the dilutive effect of 31,916 common stock equivalents, which consisted principally of stock options.

8. Industry Segments

   The Company reports its operations through three business segments:
Transaction Management, Financial Services and Management Services. The Company has a number of lines of business which are aggregated, reported and managed through these three segments. The Transaction Management segment is the Company's largest generator of revenue and includes Brokerage Services, Corporate Services and Investment Property activities. Brokerage Services includes activities that provide sales, leasing and consulting services in connection with commercial real estate and is the Company's primary revenue source. Corporate Services focuses on building relationships with large corporate clients which generate recurring revenue. Investment Property activities provide brokerage services for commercial real property marketed for sale to institutional and private investors. The Financial Services segment provides commercial mortgage, valuation, investment management and consulting and research services. The current year results of Financial Services include a nonrecurring pre-tax gain of $5.6 million from the sale of mortgage fund management contracts. The Management Services segment provides facility management services to corporate real estate users and property management and related services to owners. Prior year quarter includes a $4.7 million nonrecurring pre-tax gain on the sale of certain non-strategic assets.

                        CB RICHARD ELLIS SERVICES, INC.

                                  (Unaudited)

   The following unaudited table summarizes the revenue, cost and expenses, and operating (loss) income by operating segment for the three months ended March 31, 2001 and 2000:

                                                               Three Months
                                                              Ended March 31
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
                                                                (Dollars in
                                                                thousands)
Revenue
  Transaction Management.................................... $179,981  $178,459
  Financial Services........................................   55,919    41,397
  Management Services.......................................   36,598    41,063
                                                             --------  --------
                                                             $272,498  $260,919
                                                             ========  ========
Operating (loss) income
  Transaction Management.................................... $ (4,130) $  4,631
  Financial Services........................................    6,849       805
  Management Services.......................................     (394)    3,803
                                                             --------  --------
                                                                2,325     9,239
Interest income.............................................      800       489
Interest expense............................................    9,055     9,685
                                                             --------  --------
(Loss) income before (benefit) provision for income tax..... $ (5,930) $     43
                                                             ========  ========
Geographic Information

Revenue
  Americas
    United States........................................... $211,009  $198,500
    Canada, South and Central America.......................   11,504     9,199
                                                             --------  --------
                                                              222,513   207,699
  Pacific...................................................    7,690     8,014
  Asia......................................................    9,015     9,733
  Europe, Middle East and Africa............................   33,280    35,473
                                                             --------  --------
                                                             $272,498  $260,919
                                                             ========  ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of CB Richard Ellis Services, Inc.:

   We have audited the accompanying consolidated balance sheets of CB Richard Ellis Services, Inc. (a Delaware corporation) as of December 31, 2000, and 1999, and the related consolidated statements of operations, stockholders' equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CB Richard Ellis Services, Inc. as of December 31, 2000, and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to consolidated financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Arthur Andersen LLP

Los Angeles, California
February 24, 2001

                        CB RICHARD ELLIS SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS
            (Dollars in thousands, except share and per share data)

                                                              December 31
                                                           -------------------
                                                             2000      1999
                                                           --------  ---------
                         ASSETS
                         ------
Current Assets:
  Cash and cash equivalents..............................  $ 20,854  $  27,844
  Receivables, less allowance for doubtful accounts of
   $12,631 and $15,560 at December 31, 2000 and 1999.....   176,908    168,276
  Prepaid expenses.......................................     8,017      8,370
  Deferred taxes, net....................................    11,139     11,758
  Other current assets...................................     6,127     10,596
                                                           --------  ---------
   Total current assets..................................   223,045    226,844
Property and equipment, net..............................    75,992     70,149
Goodwill, net of accumulated amortization of $56,417 and
 $41,008 at December 31, 2000 and 1999...................   423,975    445,010
Other intangible assets, net of accumulated amortization
 of $289,038 and $279,156 at December 31, 2000 and 1999..    46,432     57,524
Cash surrender value of insurance policies, deferred
 compensation plan.......................................    53,203     20,442
Investment in and advances to unconsolidated
 subsidiaries............................................    41,325     38,514
Deferred taxes, net......................................    32,327     28,190
Prepaid pension costs....................................    25,235     26,323
Other assets.............................................    41,571     16,487
                                                           --------  ---------
   Total assets..........................................  $963,105  $ 929,483
                                                           ========  =========
          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current Liabilities:
  Accounts payable and accrued expenses..................  $ 83,673  $  81,068
  Compensation and employee benefits.....................    79,801     84,357
  Accrued bonus and profit sharing.......................   107,878     81,394
  Income taxes payable...................................    28,260     18,429
  Current maturities of long-term debt...................    10,593      6,765
                                                           --------  ---------
   Total current liabilities.............................   310,205    272,013
Long-term debt:
  Senior subordinated notes, less unamortized discount of
   $1,664 and $1,892 at December 31, 2000 and 1999.......   173,336    173,108
  Revolving credit facility..............................   110,000    160,000
  Other long-term debt...................................    20,235     24,764
                                                           --------  ---------
   Total long-term debt..................................   303,571    357,872
Deferred compensation liability..........................    80,503     47,202
Other liabilities........................................    29,739     38,787
                                                           --------  ---------
   Total liabilities.....................................   724,018    715,874
Minority interest........................................     3,748      3,872

Commitments and contingencies

Stockholders' Equity:
  Preferred stock, $0.01 par value; 8,000,000 shares
   authorized; no shares issued or outstanding...........       --         --
  Common stock, $0.01 par value; 100,000,000 shares
   authorized; 20,605,023 and 20,435,692 shares issued
   and outstanding at December 31, 2000 and 1999.........       217        213
  Additional paid-in capital.............................   364,168    355,893
  Notes receivable from sale of stock....................   (11,847)    (8,087)
  Accumulated deficit....................................   (89,097)  (122,485)
  Accumulated other comprehensive loss...................   (12,258)    (1,928)
  Treasury stock at cost, 1,072,155 and 885,100 shares at
   December 31, 2000 and 1999............................   (15,844)   (13,869)
                                                           --------  ---------
   Total stockholders' equity............................   235,339    209,737
                                                           --------  ---------
   Total liabilities and stockholders' equity............  $963,105  $ 929,483
                                                           ========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                        CB RICHARD ELLIS SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (Dollars in thousands, except share and per share data)

                                                  Year Ended December 31
                                             --------------------------------
                                                2000       1999       1998
                                             ---------- ---------- ----------
Revenue:
  Leases.................................... $  539,419 $  448,091 $  371,300
  Sales.....................................    389,745    394,718    357,718
  Property and facilities management fees...    110,654    110,111     86,379
  Consulting and referral fees..............     78,714     73,569     72,586
  Appraisal fees............................     75,055     71,050     48,082
  Loan origination and servicing fees.......     58,190     45,940     39,402
  Investment management fees................     42,475     28,929     33,145
  Other.....................................     29,352     40,631     25,891
                                             ---------- ---------- ----------
    Total revenue...........................  1,323,604  1,213,039  1,034,503
Costs and Expenses:
  Commissions, fees and other incentives....    634,639    559,289    458,463
  Operating, administrative and other.......    538,481    536,381    448,794
  Merger-related and other nonrecurring
   charges..................................        --         --      16,585
  Depreciation and amortization.............     43,199     40,470     32,185
                                             ---------- ---------- ----------
Operating income............................    107,285     76,899     78,476
Interest income.............................      2,554      1,930      3,054
Interest expense............................     41,700     39,368     31,047
                                             ---------- ---------- ----------
Income before provision for income tax......     68,139     39,461     50,483
Provision for income tax....................     34,751     16,179     25,926
                                             ---------- ---------- ----------
Net income.................................. $   33,388 $   23,282 $   24,557
                                             ========== ========== ==========
Deemed dividend on preferred stock.......... $      --  $      --  $   32,273
                                             ========== ========== ==========
Net income (loss) applicable to common
 stockholders............................... $   33,388 $   23,282 $   (7,716)
                                             ========== ========== ==========
Basic earnings (loss) per share............. $     1.60 $     1.11 $    (0.38)
                                             ========== ========== ==========
Weighted average shares outstanding for
 basic earnings (loss) per share............ 20,931,111 20,998,097 20,136,117
                                             ========== ========== ==========
Diluted earnings (loss) per share........... $     1.58 $     1.10 $    (0.38)
                                             ========== ========== ==========
Weighted average shares outstanding for
 diluted earnings (loss) per share.......... 21,097,240 21,072,436 20,136,117
                                             ========== ========== ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                        CB RICHARD ELLIS SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Year Ended December 31
                                                -------------------------------
                                                  2000       1999       1998
                                                ---------  ---------  ---------
Cash flows from operating activities:
Net income....................................  $  33,388  $  23,282  $  24,557
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation and amortization excluding
   deferred financing costs...................     43,199     40,470     32,185
  Amortization of deferred financing costs....      2,069      1,696      1,184
  Deferred compensation deferrals.............     43,557     25,932     14,738
  (Gain) loss on sale of properties,
   businesses and servicing rights............    (10,184)    (9,865)     2,058
  Equity interest in earnings of
   unconsolidated subsidiaries................     (7,112)    (7,528)    (3,443)
  Minority interest...........................        607      2,016        730
  Provision for litigation, doubtful accounts
   and other..................................      5,125      4,724      5,185
  Deferred income tax (benefit) provision.....     (4,083)   (12,688)    14,394
Increase in receivables.......................    (12,545)   (37,640)   (24,846)
Increase in cash surrender value of insurance
 policies, deferred compensation plan.........    (32,761)   (20,442)       --
Increase in compensation and employee benefits
 payable and accrued bonus and profit share...     24,418     37,339      7,782
(Decrease) increase in accounts payable and
 accrued expenses.............................     (3,201)     1,346      2,615
Increase in income taxes payable..............     11,074     16,696      8,913
(Decrease) increase in other liabilities......     (9,553)     7,583     (9,536)
   Net change in other operating assets and
    liabilities...............................        114      1,090         98
                                                ---------  ---------  ---------
   Net cash provided by operating activities..     84,112     74,011     76,614
                                                ---------  ---------  ---------
Cash flows from investing activities:
Purchases of property and equipment...........    (26,921)   (35,130)   (29,715)
Proceeds from sale of inventoried property....        --       7,355        --
Proceeds from sale of properties, businesses
 and servicing rights.........................     17,495     12,072        --
Purchase of investments.......................    (23,413)    (1,019)       --
Increase in intangible assets and goodwill....     (3,119)    (5,331)   (14,595)
Acquisition of businesses including net assets
 acquire intangibles and goodwill.............     (3,442)    (8,931)  (189,895)
Other investing activities, net...............      3,678      4,217     10,685
                                                ---------  ---------  ---------
   Net cash used in investing activities......    (35,722)   (26,767)  (223,520)
                                                ---------  ---------  ---------
Cash flows from financing activities:
Proceeds from revolving credit facility.......    179,000    165,000    315,000
Repayment of revolving credit facility........   (229,000)  (172,000)  (268,000)
Proceeds from senior subordinated term loan...        --         --     172,788
Repayment of inventoried property loan........        --      (7,093)      (377)
Proceeds from (repayment of) senior notes and
 other loans, net.............................        588    (12,402)   (14,324)
Payment of dividends payable..................        --         --      (5,000)
Repurchase of preferred stock.................        --         --     (72,331)
Repurchase of common stock....................     (2,018)    (4,986)    (8,883)
Repayment of capital leases...................     (1,373)    (1,340)    (1,655)
Minority interest payments....................     (2,180)    (3,801)    (2,902)
Other financing activities, net...............      1,460     (1,099)     5,122
                                                ---------  ---------  ---------
   Net cash (used in) provided by financing
    activities................................    (53,523)   (37,721)   119,438
                                                ---------  ---------  ---------
Net (decrease) increase in cash and cash
 equivalents..................................     (5,133)     9,523    (27,468)
Cash and cash equivalents, at beginning of
 period.......................................     27,844     19,551     47,181
Effect of exchange rate changes on cash.......     (1,857)    (1,230)      (162)
                                                ---------  ---------  ---------
Cash and cash equivalents, at end of period...  $  20,854  $  27,844  $  19,551
                                                =========  =========  =========
Supplemental data:
Cash paid during the period for:
  Interest (none capitalized).................  $  38,352  $  36,997  $  27,528
  Income taxes, net...........................  $  27,607  $  12,689  $   3,395

  The accompanying notes are an integral part of these consolidated financial statements.

                        CB RICHARD ELLIS SERVICES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in thousands)

                                                       Notes                 Accumulated
                                          Additional receivable                 other
                         Preferred Common  Paid-in   from sale  Accumulated comprehensive Treasury
                           Stock   Stock   capital    of stock    deficit   income (loss)  stock     Total
                         --------- ------ ---------- ---------- ----------- ------------- --------  --------
Balance, December 31,
 1997...................   $ 40     $188   $333,981   $ (5,956)  $(170,324)   $   (158)   $    --   $157,771
Net income..............     --      --         --         --       24,557         --          --     24,557
Common stock issued for
 incentive plans........     --        1        962       (962)        --          --          --          1
Contributions, deferred
 compensation plan......     --      --       5,361        --          --          --          --      5,361
Collection on, net of
 cancellation of notes
 receivable from
 employee stock
 incentive plan.........     --      --        (646)     1,264         --          --          --        618
Common stock issued for
 REI and HP
 acquisitions...........     --       15     58,486        --          --          --          --     58,501
Shares issued for
 Capital Accumulation
 Plan...................     --      --       2,889        --          --          --          --      2,889
Common stock options
 exercised..............     --        7      8,835        --          --          --          --      8,842
Amortization of cheap
 stock..................     --      --         312        --          --          --          --        312
Tax deduction from
 issuance of stock......     --      --      11,907        --          --          --          --     11,907
Foreign currency
 translation gain.......     --      --         --         --          --        1,297         --      1,297
Purchase of preferred
 stock..................    (40)     --     (72,291)       --          --          --          --    (72,331)
Purchase of common
 stock..................     --      --         --         --          --          --       (8,883)   (8,883)
                           ----     ----   --------   --------   ---------    --------    --------  --------
Balance, December 31,
 1998...................     --      211    349,796     (5,654)   (145,767)      1,139      (8,883)  190,842
Net income..............     --      --         --         --       23,282         --          --     23,282
Common stock issued for
 incentive plans........     --        2      2,534     (2,534)        --          --          --          2
Contributions, deferred
 compensation plan......     --      --       2,094        --          --          --          --      2,094
Collection on, net of
 cancellation of notes
 receivable from
 employee stock
 incentive plan.........     --      --         --         101         --          --          --        101
Common stock options
 exercised..............     --      --         449        --          --          --          --        449
Amortization of cheap
 stock..................     --      --         312        --          --          --          --        312
Tax deduction from
 issuance of stock......     --      --         708        --          --          --          --        708
Foreign currency
 translation loss.......     --      --         --         --          --       (3,067)        --     (3,067)
Purchase of common
 stock..................     --      --         --         --          --          --       (4,986)   (4,986)
                           ----     ----   --------   --------   ---------    --------    --------  --------
Balance, December 31,
 1999...................     --      213    355,893     (8,087)   (122,485)     (1,928)    (13,869)  209,737
Net income..............     --      --         --         --       33,388         --          --     33,388
Common stock issued for
 incentive plans........     --        4      4,310     (4,310)        --          --          --          4
Contributions, deferred
 compensation plan......     --      --       2,729        --          --          --          --      2,729
Deferred compensation
 plan co-match..........     --      --         907        --          --          --          --        907
Collection on, net of
 cancellation of notes
 receivable from
 employee stock
 incentive plan.........     --      --        (550)       550         --          --          --        --
Amortization of cheap
 and restricted stock...     --      --         342        --          --          --          --        342
Tax deduction from
 issuance of stock......     --      --         580        --          --          --          --        580
Foreign currency
 translation loss.......     --      --         --         --          --      (10,330)        --    (10,330)
Purchase of common
 stock..................     --      --         (43)       --          --          --       (1,975)   (2,018)
                           ----     ----   --------   --------   ---------    --------    --------  --------
Balance, December 31,
 2000...................   $ --     $217   $364,168   $(11,847)  $ (89,097)   $(12,258)   $(15,844) $235,339
                           ====     ====   ========   ========   =========    ========    ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        CB RICHARD ELLIS SERVICES, INC.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                             (Dollars in thousands)

                                                      Year Ended December 31
                                                     --------------------------
                                                       2000     1999     1998
                                                     --------  -------  -------
Net income.......................................... $ 33,388  $23,282  $24,557
Other comprehensive (loss) income net of tax........  (10,330)  (3,067)   1,297
                                                     --------  -------  -------
Comprehensive income................................ $ 23,058  $20,215  $25,854
                                                     ========  =======  =======



  The accompanying notes are an integral part of these consolidated financial statements.

                        CB RICHARD ELLIS SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

 Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of CB Richard Ellis Services, Inc. (the Company) and majority owned and controlled subsidiaries. The equity attributable to minority shareholders' interests in subsidiaries is shown separately in the balance sheets. All significant intercompany accounts and transactions have been eliminated in consolidation.

   The Company's investments in unconsolidated subsidiaries in which it has the ability to exercise significant influence over operating and financial policies, but does not control, are accounted for by using the equity method. Accordingly, the Company's share of the earnings of these equity basis companies is included in consolidated net income. All other investments held on a long-term basis are valued at cost less any permanent impairment in value.

 Cash and Cash Equivalents

   Cash and cash equivalents consist of cash and highly liquid investments with an original maturity of less than three months. The Company controls certain cash and cash equivalents as agent for its investment and property management clients. These amounts are not included in the consolidated balance sheets.

 Goodwill and Other Intangible Assets

   Goodwill represents the excess of the purchase price of an acquisition over the Company's interest in the fair value of the net identifiable assets acquired. Goodwill is carried at cost less accumulated amortization and amortized on a straight-line basis. Net goodwill at December 31, 2000 consisted of $405.7 million related to the 1995 through 2000 acquisitions which is being amortized over an estimated useful life of 30 years and $18.3 million related to the Company's original acquisition in 1989 which is being amortized over an estimated useful life of 40 years.

   Net other intangible assets at December 31, 2000 included $6.0 million of deferred financing costs and $40.4 million of intangibles stemming from the 1995 through 2000 acquisitions. These are amortized on a straight-line basis over the estimated useful lives of the assets up to 12 years.

   The Company periodically evaluates the recoverability of the carrying amount of goodwill and other intangible assets. In this assessment, the Company considers macro market conditions and trends in the Company's relative market position, its capital structure, lender relationships and the estimated undiscounted future cash flows associated with these assets. If any of the significant assumptions inherent in this assessment materially change due to market, economic and/or other factors, the recoverability is assessed based on the revised assumptions and resultant undiscounted cash flows. If the analysis indicates impairment, it would be recorded in the period the changes occur based on the fair value of the goodwill and other intangible assets.

 Property, Plant and Equipment

   The Company capitalizes expenditures that materially increase the life of the related assets and charges the cost of maintenance and repairs to expense. Upon sale or retirement, the capitalized costs and related accumulated depreciation or amortization are eliminated from the respective accounts, and the resulting gain or loss is included in operating income.

   Depreciation is computed primarily using the straight line method over estimated useful lives ranging from 3 to 10 years. Leasehold improvements are amortized over the term of the respective leases, excluding options

                        CB RICHARD ELLIS SERVICES, INC.

to renew. Equipment under capital leases is depreciated over the related term of the leases. The Company periodically reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If any of the significant assumptions inherent in this assesment materially change due to market, economics, and/or other factors, the recoverability is assessed based on the revised assumptions. If this analysis indicates that such assets are considered to be impaired, the impairment is recognized in the period the changes occur and is measured by the amount in which the carrying value exceeds the fair value of the asset.

 Income Recognition

   Real estate commissions on sales are recorded as income upon close of escrow or upon transfer of title. Real estate commissions on leases are generally recorded as income once the Company satisfies all obligations under the commission agreement, which generally occurs upon the earlier of the date of occupancy or cash receipt, if cash is received prior to occupancy. The existence of any significant future contingencies will result in the delay of recognition of income until such contingency is satisfied. If, for example, the tenant has a free rent period, lease revenue is not recorded until the first month's rent is paid. Investment management fees and management fees are recognized when earned under the provisions of the related agreements. Appraisal fees are recorded after services have been rendered. Loan origination fees are recognized at the time the loan closes and the Company has no significant remaining obligations for performance in connection with the loan transaction, while loan servicing fees are recorded as principal and interest payments are collected from mortgagors. Other commissions and fees are recorded as income at the time the related services have been performed unless significant future contingencies exist. The adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," did not have a material effect on our operations or financial position.

 Foreign Currencies

   The financial statements of subsidiaries located outside the United States
(US) are generally measured using the local currency as the functional currency. The assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date and income and expenses are translated at the average monthly rate. The currency effects of translating the financial statements of these non-US operations of the Company are included in the "Accumulated other comprehensive income (loss)" component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in the results of operations. The aggregate transaction gains and losses included in the consolidated statements of operations are a $3.1 million loss, $1.1 million gain and $0.2 million loss for 2000, 1999 and 1998, respectively.

 Comprehensive Income

   Comprehensive income consists of net income and other comprehensive income
(loss). Accumulated other comprehensive income (loss) consists of foreign currency translation adjustments.

 Accounting for Transfers and Servicing

   The Company follows Statement of Financial Accounting Standards (SFAS) No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments in accounting for loan sales and acquisition of servicing rights. Under SFAS No. 125, the Company is required to recognize, at fair value, financial and servicing assets it has acquired control over and related liabilities it has incurred and amortize them over the period of estimated net servicing income or loss. Write-off of the asset is required when control is surrendered. The fair value of these servicing rights resulted in a gain, which is reflected in the Consolidated Statements of Operations, with a corresponding servicing asset of approximately $0.7 million and $0.8 million, at December 31, 2000 and 1999, respectively, which is reflected in the Consolidated Balance Sheets.

                        CB RICHARD ELLIS SERVICES, INC.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles in the US requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting periods. Actual results could differ from those estimates. Management believes that these estimates provide a reasonable basis for the fair presentation of its financial condition and results of operations.

 Stock Based Compensation

   The Company has elected to apply the provisions of Accounting Principles Board (APB) Opinion No. 25 and provide the pro forma disclosure requirements of SFAS No. 123, Accounting for Stock Based Compensation in the footnotes to its consolidated financial statements. SFAS No. 123 requires pro forma disclosure of net income and, if presented, earnings per share, as if the fair-value based method of accounting defined in this statement had been applied. APB Opinion No. 25 and related interpretations require accounting for stock compensation awards based on their intrinsic value as of the grant date.

 Income Taxes

   Income taxes are accounted for under the asset and liability method in accordance with SFAS 109, Accounting for Income Taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax basis of assets and liabilities and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured by applying enacted tax rates and laws to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 New Accounting Pronouncements

   In September 2000, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral established by SFAS 125. In addition, this statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company does not perform these types of transactions. This statement is effective for all transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company is evaluating the impact of SFAS 140 on its results of operation and financial position for these types of transactions.

   In June 2000, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment of FASB Statement No. 133. SFAS No. 138 amends the accounting and reporting for certain derivative instruments and hedging activities and is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 138 is not expected to have a material impact on earnings or other components of comprehensive income of the Company.

   In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, which deferred the effective date of SFAS No. 133 for one year. SFAS No. 137 is effective for all fiscal quarters of all fiscal years beginning after

                        CB RICHARD ELLIS SERVICES, INC.

June 15, 2000. SFAS No. 137 is not anticipated to have a material impact on earnings or other components of comprehensive income as the Company had no derivatives outstanding at December 31, 2000.

   In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is not expected to have a material impact on earnings or other components of comprehensive income as the Company had no derivatives outstanding at December 31, 2000.

 Reclassifications

   Some reclassifications, which do not have an effect on net income, have been made to the 1999 and 1998 financial statements to conform to the 2000 presentation.

2. Acquisitions and Dispositions

   During 2000, the Company acquired five companies with an aggregate purchase price of approximately $3.4 million in cash, $0.7 million in notes, plus additional payments over the next five years based on acquisition earnout agreements. These payments will supplement the purchase price and be recorded as additional goodwill. The most significant acquisition in 2000 was the purchase of Boston Mortgage Capital Corporation (Boston Mortgage), through L.J. Melody, for approximately $2.1 million, plus supplemental payments based on an acquisition earnout agreement. Boston Mortgage provides further mortgage banking penetration into the northeast. It services approximately $1.8 billion in loans covering roughly 175 commercial properties throughout New England, New York and New Jersey.

   In February 2000, the Company sold certain non-strategic assets for cash proceeds of $8.4 million, resulting in a pre-tax gain of $4.7 million.

   During 1999, the Company acquired four companies with an aggregate purchase price of approximately $13.8 million. The two significant acquisitions were Eberhardt Company which was acquired in September 1999 through L.J. Melody for approximately $7.0 million and Profi Nordic which was acquired in February 1999 through CBRE Profi Acquisition Corp. (formerly Koll Tender III) for approximately $5.5 million.

   During 1999, the Company sold five of its smaller non-strategic offices (Bakersfield and Fresno, California; Albuquerque, New Mexico; Reno, Nevada; and Salt Lake City, Utah) for a total of approximately $7.0 million received in cash and notes. It also sold an insurance operation which was used to help property management and other clients with complex insurance problems for $3.0 million in receivables. These sales resulted in a pre-tax gain of $8.7 million.

   On October 20, 1998 the Company, through L.J. Melody, purchased Carey, Brumbaugh, Starman, Phillips, and Associates, Inc., a regional mortgage banking firm for approximately $5.6 million in cash and approximately $2.4 million in notes bearing interest at 9.0% with three annual payments which began in October 1999. Approximately $0.2 million of the $2.4 million notes was accounted for as deferred cash compensation to select key executives. The acquisition was accounted for as a purchase. The purchase price has

                        CB RICHARD ELLIS SERVICES, INC.

largely been allocated to intangibles and goodwill which are amortized on a straight line basis over their estimated useful lives of 7 and 30 years, respectively.

   On October 1, 1998 the Company purchased the remaining ownership interests that it did not already own in the Richard Ellis Australia and New Zealand businesses. The costs for the remaining interest was $20.0 million in cash. Virtually all of the revenue of these locations is derived from brokerage and appraisal services. The acquisition was accounted for as a purchase. The purchase price has largely been allocated to intangibles and goodwill which are amortized on a straight line basis over their estimated useful lives ranging up to 30 years.

   On September 22, 1998 the Company purchased the approximately 73.0% interest that it did not already own in CB Commercial Real Estate Group of Canada, Inc. The Company acquired the remaining interest for approximately $14.3 million in cash. The acquisition was accounted for as a purchase. The purchase price has been largely allocated to intangibles and goodwill which are amortized on a straight line basis over their estimated useful lives ranging up to 30 years.

   On July 7, 1998 the Company acquired the business of Hillier Parker May and Rowden, now known as CB Hillier Parker Limited (HP), a commercial property services partnership operating in the United Kingdom (UK). The acquisition was accounted for as a purchase. The purchase price for HP included approximately $63.6 million in cash and $7.1 million in shares of the Company's common stock. In addition, the Company assumed a contingent payout plan for key HP employees with a potential payout over three years of approximately $13.9 million and assumed various annuity obligations of approximately $15.0 million. The purchase price has largely been allocated to goodwill which is amortized on a straight line basis over its estimated useful life of 30 years.

   On July 1, 1998 the Company increased its ownership percentage in CB Commercial/Arnheim & Neely, an existing partnership formed in September 1996, which then combined with the Galbreath Company Mid-Atlantic to form CB Richard Ellis/Pittsburgh, LP. The total purchase price of the Company's 50% interest in the combined enterprise is $5.7 million.

   On May 31, 1998 the Company acquired Mathews Click and Associates, a property sales, leasing, and management firm, for approximately $10.0 million in cash and potential supplemental payments of $1.9 million which were contingent upon operating results, payable to the sellers over a period of two years. The acquisition was accounted for as a purchase. The total purchase price including potential supplemental payments was allocated to intangibles and goodwill which are amortized on a straight line basis over their estimated useful lives of 7 and 30 years, respectively.

   Effective May 1, 1998 the Company, through L.J. Melody, acquired Shoptaw-James, Inc. (Shoptaw-James), a regional mortgage banking firm, for approximately $6.3 million in cash and approximately $2.7 million in notes bearing interest at 9.0% with three annual payments which began in May 1999. The acquisition was accounted for as a purchase. Approximately $0.3 million of the $2.7 million notes are being accounted for as compensation over the term of the notes as the payment of these notes are contingent upon select key executives' and producers' continued employment with the Company. Approximately $2.4 million of the $2.7 million is being accounted for as supplemental payments to the sellers over a period of three years. The purchase price and supplemental payments have largely been allocated to intangibles and goodwill which are amortized on a straight line basis over their estimated useful lives of 7 and 30 years, respectively.

   On April 17, 1998 the Company purchased all of the outstanding shares of CB Commercial Limited, formerly known as REI Limited (REI), an international commercial real estate services firm operating under the name Richard Ellis in major commercial real estate markets worldwide (excluding the UK). The acquisition

                        CB RICHARD ELLIS SERVICES, INC.

was accounted for as a purchase. The purchase price has largely been allocated to goodwill, which is amortized on a straight line basis over an estimated useful life of 30 years. The purchase price for REI was approximately $104.8 million of which approximately $53.3 million was paid in cash and notes and approximately $51.5 million was paid in shares of the Company's common stock. In addition, the Company assumed approximately $14.4 million of long-term debt and minority interest. The Company incurred a one-time charge of $3.8 million associated with the integration of REI's operations and systems into the Company's.

   On February 1, 1998 the Company, through L.J. Melody, acquired all of the issued and outstanding stock of Cauble and Company of Carolina, a regional mortgage banking firm for approximately $2.2 million, including cash payments of approximately $1.8 million and a note payable of approximately $0.4 million bearing interest at 9.0% with principal payments starting in April 1998. The acquisition was accounted for as a purchase. The purchase price has been largely allocated to intangibles and goodwill, which are amortized on a straight line basis over their estimated useful lives of 7 and 30 years, respectively.

   On January 31, 1998 the Company, through L.J. Melody, acquired certain assets of North Coast Mortgage Company, a regional mortgage banking firm for cash payments of approximately $3.0 million and approximately $0.9 million in notes. Approximately $0.3 million of the $0.9 million notes have been accounted for as supplemental payments to the sellers and approximately $0.6 million as deferred compensation to certain key executives and producers payable in three annual installments which began in February 1999. The acquisition was accounted for as a purchase. The purchase price and supplemental payments have largely been allocated to intangibles and goodwill, which are amortized on a straight line basis over their estimated useful lives of 7 and 30 years, respectively. The $0.6 million of deferred cash compensation is being accounted for as compensation over the term of the agreements as the payment of the compensation is contingent upon select key executives' and producers' continued employment with the Company.

   The assets and liabilities of certain acquired companies, along with the related goodwill, intangibles and indebtedness, are reflected in the accompanying consolidated financial statements at December 31, 2000. The results of operations of the acquired companies are included in the consolidated results from the dates they were acquired. The unaudited pro forma results of operations of the Company for the year ended December 31, 1998, assuming the REI acquisition had occurred on January 1, 1998, would have been as follows (amounts in thousands, except per share data):

                                                                     Year Ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Revenue.......................................................  $1,051,114
     Net income....................................................      15,586
     Net loss applicable to common stockholders....................     (16,687)
     Loss per share
       Basic.......................................................       (0.81)
       Diluted.....................................................       (0.81)

   For the year ended December 31, 1998, net loss applicable to common stockholders includes a deemed dividend of $32.3 million on the repurchase of the Company's preferred stock. The pro forma results do not necessarily represent results which would have occurred if the acquisitions had taken place on the date assumed above, nor are they indicative of the results of future combined operations. The amounts are based upon certain assumptions and estimates, and do not reflect any benefit from economies which might be achieved from combined operations. Further, REI historical results for the first three months of 1998 include certain nonrecurring adjustments.

                        CB RICHARD ELLIS SERVICES, INC.

3. Property and Equipment

   Property and equipment is stated at cost and consists of the following (in thousands):

                                                                December 31
                                                             ------------------
                                                               2000      1999
                                                             --------  --------
     Buildings and improvements............................. $ 17,354  $ 19,273
     Furniture and equipment................................  128,678   111,840
     Equipment under capital leases.........................   28,765    29,800
                                                             --------  --------
                                                              174,797   160,913
     Accumulated depreciation and amortization..............  (98,805)  (90,764)
                                                             --------  --------
     Property and equipment, net............................ $ 75,992  $ 70,149
                                                             ========  ========

   The Company sold its headquarters building in downtown Los Angeles, California, in September 1999 and a small office building in Phoenix, Arizona in October 1999, both at a minimal loss. Depreciation expense was $19.2 million, $17.1 million and $14.8 million during 2000, 1999 and 1998, respectively.

4. Investments in and Advances to Unconsolidated Subsidiaries

   Investments in and advances to unconsolidated subsidiaries as of December 31, 2000 and 1999 are as follows (in thousands):

                                                                  December 31
                                                                ---------------
                                                       Interest  2000    1999
                                                       -------- ------- -------
     CB Commercial/Whittier Partners, LP..............   50.0%  $10,173 $ 9,646
     CBRE Pittsburgh..................................   50.0%    6,261   5,853
     Ikoma CB Richard Ellis K.K.......................   20.0%    3,695   2,523
     Strategic Partners (CBRE Investors)..............    3.4%    3,659     --
     Building Technology Engineers....................   49.9%    2,595     --
     CBRE Corp Partners, LLC..........................    9.1%    2,510   1,453
     Other............................................     *     12,432  19,039
                                                                ------- -------
                                                                $41,325 $38,514
                                                                ======= =======

--------
* Various interests with varying ownership rates.

   Unaudited combined condensed financial information for the entities accounted for using the equity method is as follows (in thousands):

                Consolidated Statement of Operations Information

                                                       Year Ended December 31
                                                      -------------------------
                                                        2000     1999    1998
                                                      -------- -------- -------
                                                             (Unaudited)
     Net revenue..................................... $241,902 $172,365 $72,911
     Income from operations..........................   59,936   43,088  27,921
     Net income......................................   50,183   32,795  23,678

                        CB RICHARD ELLIS SERVICES, INC.

   Condensed Balance Sheet Information:

                                                                 December 31
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
                                                                 (Unaudited)
     Current assets.......................................... $153,942 $ 62,579
     Noncurrent assets.......................................  777,718  689,286
     Current liabilities.....................................   94,507   34,076
     Noncurrent liabilities..................................  302,530  249,546
     Minority interest.......................................      519    1,115

5. Employee Benefit Plans

   Option Plans. In conjunction with the North Coast Mortgage Company acquisition, options for 25,000 shares were granted with an exercise price representing the fair market value at date of grant of $32.50 per share. On December 15, 1998, the option holders elected to change the exercise price to $20.00 per share, which was above market value on the date of election, and simultaneously reduce the number of shares by 20%. The options vest over five years at a rate of 20% per year, expiring in February 2008. Options for 20,000 shares under the North Coast Mortgage Company acquisition were outstanding at December 31, 2000.

   In conjunction with the Shoptaw-James acquisition, options for 25,000 shares were granted with an exercise price representing a fair market value of $37.32 per share on the date of grant. On December 15, 1998 the option holders elected to change the exercise price to $20.00 per share, which was above market value on the date of election, and simultaneously reduce the number of shares by 20%. The options vest over five years at a rate of 20% per year, expiring in May 2008. Options for 20,000 shares under the Shoptaw-James acquisition were outstanding at December 31, 2000.

   In October 1998, in conjunction with the Carey, Brumbaugh acquisition, options for 25,000 shares were granted with an exercise price representing a fair market of $19.44 per share on the grant date. The options vest over five years at a rate of 20% per year, expiring in September 2008. Options for 25,000 shares under the Carey, Brumbaugh acquisition were outstanding at December 31, 2000.

   In April 1998, in conjunction with the REI acquisition, the Company approved the assumption of the options outstanding under the REI Limited Stock Option Plan. These options for 46,115 shares of common stock were issued and exercised immediately at $14.95 per share in exchange for existing REI options. Also in conjunction with the REI acquisition, the Company granted options for 475,677 shares at an exercise price equal to fair market value at date of grant of $33.76 per share. On December 15, 1998 select holders of stock options elected to change the exercise price of their options to $20.00 per share, which was above market value on the date of election, and simultaneously reduce the number of shares by 20%. During 2000, the Company granted options for 58,000 shares of common stock at an exercise price of $12.88 per share. All options were granted at an exercise price equal to fair market value at date of grant. The vesting periods of these options range from three to five years and they expire at various dates through August 2010. Options for 492,984 shares were outstanding under the REI Limited Stock Option Plan at December 31, 2000.

   A total of 700,000 shares of common stock have been reserved for issuance under the Company's 1997 Employee Stock Option Plan. On December 15, 1998, select holders of stock options with an exercise price in excess of $20.00 per share elected to change the exercise price of their options to $20.00 per share, which was above market value on the date of election and simultaneously reduce the number of shares by 20%. During 2000, the Company granted options for 105,000 shares of common stock at exercise prices ranging from $10.38 to $12.85 per share. All options were granted at an exercise price equal to fair market value at date of grant.

                        CB RICHARD ELLIS SERVICES, INC.

The vesting periods for these options range from approximately four to five years and they expire at various dates through August 2010. Options for 692,060 shares were outstanding under the 1997 Employee Stock Option Plan at December 31, 2000.

   In August 1997, in conjunction with the Koll acquisition, the Company approved the assumption of the options outstanding under the KMS Holding Company Amended 1994 Stock Option Plan (now known as the CBC Substitute Option Plan (CBCSP)) and the Koll Acquisition Stock Option Plan (KASOP). Under the CBCSP, 407,087 stock options were issued with exercise prices ranging from $12.89 to $18.04 per share in exchange for existing Koll options. These options were immediately exercisable and expire at various dates through April 2006. All options were granted at an exercise price equal to fair market value at date of grant. At December 31, 2000, 231,941 options were outstanding. Under the KASOP, options for 550,000 shares were approved for issuance to former senior executives of Koll who became employees or directors of the Company. These options have exercise prices ranging from $14.25 to $36.75 per share and vesting periods ranging from immediate to three years. During 2000, the Company granted options for 20,000 shares of common stock under the KASOP at an exercise price of $12.88 per share. These options expire at various dates through August 2010. Options for 550,000 shares were outstanding for the KASOP at December 31, 2000.

   In August 1997, in conjunction with the Koll acquisition, the Company approved the issuance of warrants to purchase 599,967 shares. Of the outstanding warrants, 42,646 are attached to common stock obtainable under the CBC Substitute Option Plan and 555,741 are attached to shares of outstanding common stock. Each warrant is exercisable into one share of common stock at an exercise price of $30.00 commencing in August 2000 and expiring in August 2004. At December 31, 2000, 598,387 warrants issued were outstanding.

   A total of 90,750 shares of common stock have been reserved for issuance under the L.J. Melody Acquisition Stock Option Plan, which was adopted by the Board of Directors in September 1996 as part of the July 1996 acquisition of L.J. Melody. Options for all these shares have been issued at an exercise price of $10.00 per share and vest over a period of five years at the rate of 5% per quarter and these options expire in June 2006. Options for 90,750 shares of common stock under the L.J. Melody Acquisition Stock Option Plan were outstanding at December 31, 2000.

   A total of 600,000 shares of common stock have been reserved for issuance under the Company's 1991 Service Providers Stock Option Plan. In various years, options were granted below market price to select directors as partial payment for director fees. On December 15, 1998 select holders of stock options with an exercise price in excess of $20.00 per share elected to change the exercise price of their options to $20.00 per share, which was above market value on the date of election and simultaneously reduce the number of shares by 20%. During 2000, options for 39,000 shares were granted to select directors and executive officers at an exercise price equal to fair market value at date of grant ranging from $11.81 to $12.88 per share. These options vest from a zero to a five year period and expire at various dates through August 2010. Options for 583,888 shares were outstanding under the 1991 Service Providers Stock Option Plan at December 31, 2000.

   A total of 1,000,000 shares of common stock have been reserved for issuance under the Company's 1990 Stock Option Plan. All options vest over a four year period, expiring at various dates through November 2006. Options for 35,000 shares under the 1990 Stock Option Plan were outstanding at December 31, 2000.

   The Company completed the 1999 stock repurchase program on January 5, 2000. A total of 397,450 shares of common stock were purchased for a total of $5.0 million. In 1998, a total of 488,900 shares of common stock were purchased for $8.8 million. The shares purchased in 1999 and 1998 will be used to minimize the dilution caused by the exercise of stock options and the grant of stock purchase rights.

                        CB RICHARD ELLIS SERVICES, INC.

   A summary of the status of the Company's option plans at December 31, 2000, 1999 and 1998 and changes during the years then ended is presented in the table and narrative below:

                                 2000                1999                1998
                          ------------------- ------------------- --------------------
                                     Weighted            Weighted             Weighted
                                     Average             Average              Average
Stock Options and                    Exercise            Exercise             Exercise
Warrants                   Shares     Price    Shares     Price     Shares     Price
-----------------         ---------  -------- ---------  -------- ----------  --------
Outstanding beginning of
 the year...............  3,075,356   $20.71  2,937,085   $23.18   3,284,381   $22.43
Granted.................    487,710    24.81    628,611    15.17   1,885,944    25.94
Exercised...............        --       --     (58,000)   10.00    (824,385)   10.73
Forfeited/Expired.......   (223,056)   19.84   (432,340)   31.64  (1,408,855)   32.42
                          ---------   ------  ---------   ------  ----------   ------
Outstanding end of
 year...................  3,340,010   $21.25  3,075,356    20.71   2,937,085   $23.18
                          ---------   ------  ---------   ------  ----------   ------
Exercisable at end of
 year...................  1,824,665   $23.90    770,756   $21.86     830,289   $21.94
Weighted average fair
 value of options
 granted during the
 year...................              $ 6.72              $ 8.84               $12.27

   Significant option and warrant groups outstanding at December 31, 2000 and related weighted average price and life information is presented below:

                                                                    Exercisable Options
                                Outstanding Options and Warrants        and Warrants
                              ------------------------------------- --------------------
                                                           Weighted             Weighted
                                          Weighted Average Average              Average
                                Number       Remaining     Exercise   Number    Exercise
   Range of Exercise Prices   Outstanding Contractual Life  Price   Exercisable  Price
   ------------------------   ----------- ---------------- -------- ----------- --------
    $00.38-$10.38..........      167,594     5.32 yrs.      $ 7.44     143,519   $ 6.97
    $11.81-$19.44..........      985,941     7.69 yrs.       14.48     327,141    14.48
    $20.00-$23.75..........    1,273,754     6.84 yrs.       20.52     488,218    20.79
    $30.00-$36.75..........      912,721     4.64 yrs.       32.11     865,787    32.02
                               ---------                    ------   ---------   ------
                               3,340,010                    $21.25   1,824,665   $23.90
                               =========                    ======   =========   ======

   Deferred Compensation Plan (the DCP). In 1994, the Company implemented the DCP. Under the DCP, a select group of management and highly compensated employees can defer the payment of all or a portion of their compensation (including any bonus). The DCP permits participating employees to make an irrevocable election at the beginning of each year to receive amounts deferred at a future date either in cash, which is an unsecured long-term liability of the Company, or in shares of common stock of the Company which elections are recorded as additions to stockholders' equity. In May 2000, the Company began repurchasing stock from the open market in order to minimize the dilutive effect of issuing stock pursuant to the DCP. As of December 31, 2000, the Company has repurchased 185,800 shares of common stock for $2.0 million, which is reported as an increase in treasury stock. In 1999, the Company revised the DCP to add insurance products which function like mutual funds as an investment alternative and to fund the Company's obligation for deferrals invested in these insurance products. Prior to July 1, 2000, cash payments to purchase additional insurance products were made on the third business day of the month following the related DCP participant deferral. Currently, payments are made twice a month. For the year ended December 31, 2000, $43.6 million was deferred and mainly allocated to the other investment products. The accumulated non-stock liability at December 31, 2000 was $80.5 million and the assets (in the form of insurance proceeds) set aside to cover the liability was $53.2 million. The total liability of $92.0 million, including $11.5 million deferred in stock, was charged to expense in the period of deferral and classified as deferred compensation plan liability, except for

                        CB RICHARD ELLIS SERVICES, INC.

stock which is included in stockholders' equity. On July 17, 2000, the Company announced a match of the stock portion of the DCP for the Plan Year 1999 in the amount of $4.5 million, equivalent to 437,880 shares of common stock at a market price of $10.38 per share. The vesting period is over five years with 20% vesting each year at December 31, 2000 through 2004. The related compensation expense will be amortized over the vesting period. The Company charged to compensation expense a total of $0.9 million for the year ended December 31, 2000. The weighted average fair value of the shares granted during the year is $5.90. In October 2000, the Company added the "Retention Program" and the "Recruitment Program" to the DCP, with the awards being effective January 2001. Under the Retention Program, the 125 best sales professionals were credited with 5,700, 4,500 or 3,000 stock units under the DCP (each unit is the equivalent of one share of stock). The stock units do not vest for four years and in the case of those sales professionals who were credited with 5,700 or 4,500 stock units, there was a requirement to execute a long-term covenant not to compete. Under the Recruitment Program, the Company credited either stock units or cash to experienced new hires for sales professional jobs. The share awards ranged from 750 to 4,500 and the cash awards ranged from $30 thousand to $100 thousand.

   As allowed under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board
(APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock based compensation plans. Under this method the Company does not recognize compensation expense for options that were granted at or above the market price of the underlying stock on the date of grant. Had compensation expense been determined consistent with SFAS No. 123, the Company's net income and per share information would have been reduced to the following pro forma amounts (in thousands except per share data):

                                                         2000    1999    1998
                                                        ------- ------- -------
   Net Income:
     As Reported....................................... $33,388 $23,282 $24,557
     Pro Forma.........................................  30,393  19,039  20,396
   Basic EPS:
     As Reported.......................................    1.60    1.11   (0.38)
     Pro Forma.........................................    1.45    0.91   (0.59)
   Diluted EPS:
     As Reported.......................................    1.58    1.10   (0.38)
     Pro Forma.........................................    1.44    0.91   (0.59)

   Because the SFAS 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

   The fair value of each option grant and DCP company match is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants:

                                                   2000       1999       1998
                                                ---------- ---------- ----------
   Risk free interest rate.....................    6.52%      5.55%      4.95%
   Expected volatility.........................   58.06%     61.83%     48.16%
   Expected life............................... 5.00 years 5.00 years 5.00 years

   Dividend yield is excluded from the calculation since it is the present intention of the Company to retain all earnings.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models

                        CB RICHARD ELLIS SERVICES, INC.

require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the Company believes the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

   Stock Purchase Plans. The Company has restricted stock purchase plans covering select key executives including senior management. A total of 500,000 and 550,000 shares of common stock have been reserved for issuance under the Company's 1999 and 1996 Equity Incentive Plans, respectively. The shares may be issued to senior executives for a purchase price equal to the greater of $18.00 and $10.00 per share or fair market value, respectively. Under the 1999 and 1996 Equity Incentive Plans, the Company issued 285,000 and 50,000 shares in 2000, and 415,833 and 441,937 shares were outstanding at December 31, 2000, respectively. The purchase price for these shares must be paid either in cash or by delivery of a full recourse promissory note. The related promissory notes are also included in the Consolidated Statements of Stockholders' Equity.

   In October 1998, the Company offered all employees under the 1990 Stock Option Plan who held options that expired in April 1999 a loan equal to 100% of the total exercise price plus 40% of the difference between the current market value of the shares and the exercise price. Loan proceeds were applied towards the total exercise price and payroll withholding taxes. The loans are evidenced by full recourse promissory notes having a maturity of five years at an interest rate of 6.0%. Interest is due annually, while the principal is due the earlier of five years or upon sale of the shares. The shares issued under this offering may not be sold until after 18 months from the date of issuance. A total of 415,000 shares were issued under this offering. The related promissory notes of $4.7 million and $4.9 million are included in other assets in the Consolidated Balance Sheets at December 31, 2000 and 1999, respectively.

   Bonuses. The Company has bonus programs covering select key employees, including senior management. Awards are based on the position and performance of the employee and the achievement of pre-established financial, operating and strategic objectives. The amounts charged to expense for bonuses were $49.8 million, $44.3 million and $33.7 million for the years ended December 31, 2000, 1999, and 1998, respectively.

   Capital Accumulation Plan (the Cap Plan). The Cap Plan is a defined contribution profit sharing plan under Section 401(k) of the Internal Revenue Code and is the Company's only such plan. Under the Cap Plan, each participating employee may elect to defer a portion of his or her earnings and the Company may make additional contributions from the Company's current or accumulated net profits to the Cap Plan in these amounts as determined by the Board of Directors. The Company expensed, in connection with the Cap Plan, $2.2 million and $1.6 million for the years ended December 31, 2000 and 1999. No expense, in connection with the Cap Plan, was incurred for the year ended December 31, 1998.

   Employee Stock Purchase Plan. In May 2000, the Company amended and restated, effective July 1, 2000, its 1998 employee stock purchase plan designed exclusively for employees who earn less than $100,000 in total annual compensation. Under the plan, the eligible employees may purchase common stock by means of contributions to the Company at a price equal to 90% of the fair market value of the share on the last trading day of the purchase period. The plan provides for purchases by employees up to an aggregate of 150,000 shares each year for 2000, 2001 and 2002. This program was discontinued effective October 2000.

   Pension Plan. The Company, through the acquisition of Hillier Parker, maintains a contributory defined benefit pension plan to provide retirement benefits to existing and former Hillier Parker employees participating in the plan. It is the Company's policy to fund the minimum annual contributions required by applicable regulations. Pension expense totaled $0.9 million, $1.9 million and $0.9 million in 2000, 1999 and 1998, respectively.

                        CB RICHARD ELLIS SERVICES, INC.

   The following sets forth a reconciliation of benefit obligation, plan assets, plan's funded status and amounts recognized in the accompanying Consolidated Balance Sheets:

                                                               Year Ended
                                                               December 31
                                                            ------------------
                                                              2000      1999
                                                            --------  --------
                                                             (in thousands)
   Change in benefit obligation
   Benefit obligation at beginning of year................. $ 72,146  $ 73,190
   Service cost............................................    5,728     5,350
   Interest cost...........................................    4,026     4,175
   Plan participants' contributions........................      671       804
   Actuarial gain..........................................   (4,680)   (7,495)
   Benefits paid...........................................   (1,343)   (1,760)
   Currency gain...........................................   (5,472)   (2,118)
                                                            --------  --------
   Benefit obligation at end of year....................... $ 71,076  $ 72,146
                                                            ========  ========

   Change in plan assets
   Fair value of plan assets at beginning of year.......... $115,039  $ 95,731
   Actual return on plan assets............................   (3,340)   22,666
   Company contributions...................................    1,257       786
   Plan participants' contributions........................      671       419
   Benefits paid...........................................   (1,343)   (1,760)
   Currency loss...........................................   (8,596)   (2,803)
                                                            --------  --------
   Fair value of plan assets at end of year................ $103,688  $115,039
                                                            ========  ========
   Funded status........................................... $ 32,612  $ 42,893
   Unrecognized net actuarial gain.........................   (7,941)  (16,570)
   Company contributions in the post-measurement period....      564       --
                                                            --------  --------
   Prepaid benefit cost.................................... $ 25,235  $ 26,323
                                                            ========  ========

   Weighted-average assumptions used in developing the projected benefit obligation were as follows:

                                                                 December 31
                                                               ----------------
                                                                2000     1999
                                                               -------  -------
   Discount rate..............................................  6.00%    5.75%
   Expected return on plan assets.............................  7.75%    7.75%
   Rate of compensation increase..............................  5.00%    5.00%

   Net periodic pension cost consisted of the following:

                                                                 Year Ended
                                                                 December 31
                                                               ----------------
                                                                2000     1999
                                                               -------  -------
                                                               (in thousands)
   Employer service cost...................................... $ 5,728  $ 5,350
   Interest cost on projected benefit obligation..............   4,026    4,175
   Expected return on plan assets.............................  (8,395)  (7,636)
   Unrecognized net gain......................................    (425)     --
                                                               -------  -------
   Net periodic benefit cost.................................. $   934  $ 1,889
                                                               =======  =======

                        CB RICHARD ELLIS SERVICES, INC.

6. Long-term Debt

   Long-term debt consists of the following (in thousands):

                                                                 December 31
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
   Senior Subordinated Notes, less unamortized discount of
    $1.7 million and $1.9 million at December 31, 2000 and
    1999, respectively, with fixed interest at 8.9% due in
    2006....................................................  $173,336 $173,108
   Revolving Credit Facility, with interest ranging from
    8.5% to 9.0%, due in 2003...............................   110,000  160,000
   Westmark Senior Notes, with interest ranging from 9.0% to
    10.0% through December 31, 2004 and at variable rates
    depending on the Company's credit facility rate
    thereafter, due from 2001 through 2010..................    15,502   16,502
   Euro cash pool loan, with interest at 6.91% and no stated
    maturity date...........................................     6,946      --
   REI Senior Notes, with variable interest rates based on
    Sterling LIBOR minus 1.5%, due in 2002..................     2,742    2,965
   Shoptaw-James Senior Notes, with fixed interest at 9.0%,
    due in 2001.............................................       810    1,620
   Carey, Brumbaugh Senior Notes, with fixed interest at
    9.0%, due in 2001.......................................       720    1,440
   Eberhardt Acquisition Obligations, with fixed interest at
    8.0%, due from 2001 through 2002........................       600      900
   Capital lease obligations, mainly for autos and telephone
    equipment, with interest ranging from 6.8% to 8.9%, due
    through 2004............................................     2,302    3,554
   Other....................................................     1,206    4,548
                                                              -------- --------
   Total....................................................   314,164  364,637
   Less current maturities..................................    10,593    6,765
                                                              -------- --------
     Total long-term debt...................................  $303,571 $357,872
                                                              ======== ========

   Annual aggregate maturities of long-term debt at December 31, 2000 are as follows (in thousands): 2001--$10,593; 2002--$4,536; 2003--$110,512; 2004--
$128; 2005--$20; and $188,375 thereafter.

   In October 1999, the Company executed an amendment to the revolving credit facility, eliminating the mandatory reduction on December 31, 1999, and revising some of the restrictive covenants. The new amendment is also subject to mandatory reductions of the facility by $80.0 million and $70.0 million on December 31, 2000 and 2001, respectively. This reduced the facility from $350.0 million to $270.0 million at December 31, 2000. The amount outstanding under this facility was $110.0 million at December 31, 2000. Interest rate alternatives include Bank of America's reference rate plus 1.00% and LIBOR plus 2.00%. The weighted average rate on amounts outstanding at December 31, 2000 was 8.79%.

   The revolving credit facility contains numerous restrictive covenants that, among other things, limit the Company's ability to incur or repay other indebtedness, make advances or loans to subsidiaries and other entities, make capital expenditures, incur liens, enter into mergers or effect other fundamental corporate transactions, sell its assets, or declare dividends. In addition, the Company is required to meet certain ratios relating to its adjusted net worth, level of indebtedness, fixed charges and interest coverage.

   The Company has outstanding Senior Subordinated Notes (Subordinated Notes) due on June 1, 2006. The Subordinated Notes are redeemable in whole or in part after June 1, 2002 at 104.438% of par on that date and at declining prices thereafter. On or before June 1, 2001, up to 35.0% of the issued amount may be redeemed at 108.875% of par plus accrued interest solely with the proceeds from an equity offering.

                        CB RICHARD ELLIS SERVICES, INC.

   The Company has a credit agreement with Residential Funding Corporation
(RFC). The credit agreement provides for a revolving line of credit, which bears interest at 1.25% per annum over LIBOR. On July 19, 2000, the Company executed an amendment to the revolving line of credit, increasing the line of credit from $50.0 million to $100.0 million, decreasing the interest rate from 1.25% to 1.00% per annum over LIBOR and extending the expiration date from August 31, 2000 to August 31, 2001. In addition, on November 8, 2000, the Company obtained a temporary line of credit increase of $52.0 million, resulting in a total line of credit equaling $152.0 million. This temporary line of credit increase expired on November 30, 2000. During the year, the Company had a maximum of $151.3 million revolving line of credit principal outstanding. At December 31, 2000, the Company had $0.4 million revolving line of credit principal outstanding.

7. Commitments and Contingencies

   In December 1996, GMH Associates, Inc. (GMH) filed a lawsuit against Prudential Realty Group (Prudential) and the Company in the Superior Court of Pennsylvania, Franklin County, alleging various contractual and tort claims against Prudential, the seller of a large office complex, and the Company, its agent in the sale, contending that Prudential breached its agreement to sell the property to GMH, breached its duty to negotiate in good faith, conspired with the Company to conceal from GMH that Prudential was negotiating to sell the property to another purchaser and that Prudential and the Company misrepresented that there were no other negotiations for the sale of the property. Following a non-jury trial, the court rendered a decision in favor of GMH and against Prudential and the Company, awarding GMH $20.3 million in compensatory damages, against Prudential and the Company jointly and severally, and $10.0 million in punitive damages, allocating the punitive damage award $7.0 million as against Prudential and $3.0 million as against the Company. Following the denial of motions by Prudential and the Company for a new trial, a judgment was entered on December 3, 1998. Prudential and the Company filed an appeal of the judgment. On March 3, 2000, the appellate court in Pennsylvania reversed all of the trial courts' decisions finding that liability was not supported on any theory claimed by GMH and directed that a judgment be entered in favor of the defendants including the Company. The plaintiff filed an appeal with the Pennsylvania Supreme Court which was denied. The plaintiff has exhausted all appeal possibilities and judgment is expected to be entered shortly in favor of all defendants.

   In August 1993, a former commissioned sales person of the Company filed a lawsuit against the Company in the Superior Court of New Jersey, Bergen County, alleging gender discrimination and wrongful termination by the Company. On November 20, 1996, a jury returned a verdict against the Company, awarding $1.5 million in general damages and $5.0 million in punitive damages to the plaintiff. Subsequently, the trial court awarded the plaintiff $0.6 million in attorneys' fees and costs. Following denial by the trial court of the Company's motions for new trial, reversal of the verdict and reduction of damages, the Company filed an appeal of the verdict and requested a reduction of damages. On March 9, 1999, the appellate court ruled in the Company's favor, reversed the trial court decision and ordered a new trial. On February 16, 2000, the Supreme Court of New Jersey reversed the decision of the appellate court, concluded that the general damage award in the trial court should be sustained and returned the case to the appellate court for a determination as to whether a new trial should be ordered on the issue of punitive damages. In April 2000, the Company settled the compensatory damages claim (including interest) and all claims to date with respect to attorneys fees by paying to the plaintiff the sum of $2.75 million leaving only the punitive damage claim for resolution (the plaintiff also agreed, with very limited exceptions, that no matter what the outcome of the punitive damage claim the Company would not be responsible for more than 50% of the plaintiff's future attorney fees). In February 2001, the Company settled all remaining claims for the sum of $2.0 million and received a comprehensive release.

   The Company is a party to a number of pending or threatened lawsuits arising out of, or incident to, its ordinary course of business. Based on available cash and anticipated cash flows, the Company believes that the ultimate outcome will not have an impact on the Company's ability to carry on its operations. Management

                        CB RICHARD ELLIS SERVICES, INC.

believes that any liability to the Company that may result from disposition of these lawsuits will not have a material effect on the consolidated financial position or results of operations of the Company.

   The following is a schedule by years of future minimum lease payments for noncancelable leases as of December 31, 2000 (in thousands):

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   2001....................................................... $1,167  $ 48,299
   2002.......................................................    895    40,686
   2003.......................................................    518    33,316
   2004.......................................................     10    25,967
   2005.......................................................    --     22,195
   Thereafter.................................................    --     97,674
                                                               ------  --------
     Total minimum payments required.......................... $2,590  $268,137
                                                               ======  ========

   The interest portion of capital lease payments represents the amount necessary to reduce net minimum lease payments to present value calculated at the Company's incremental borrowing rate at the inception of the leases. This totaled $0.3 million at December 31, 2000, resulting in a present value of net minimum lease payments of $2.3 million. At December 31, 2000, $0.9 million and $1.4 million are included in the current portion of long-term debt and long-term debt, respectively. In addition, the total minimum payments for noncancelable operating leases have not been reduced by the minimum sublease rental income of $42.9 million due in the future under noncancelable subleases.

   Substantially all leases require the Company to pay maintenance costs, insurance and property taxes, and generally may be renewed for five year periods. The composition of total rental expense under noncancelable operating leases consisted of the following (in thousands):

                                                           December 31,
                                                      -------------------------
                                                       2000     1999     1998
                                                      -------  -------  -------
   Minimum rentals................................... $56,243  $51,467  $33,126
   Less sublease rentals.............................  (1,387)    (928)    (706)
                                                      -------  -------  -------
                                                      $54,856  $50,539  $32,420
                                                      =======  =======  =======

   In 1999, the Company entered into an agreement with Fannie Mae in which the Company agreed to fund the purchase of a $103.6 million loan portfolio from proceeds from its RFC line of credit, which was temporarily increased to $140.0 million in 2000. In December 2000, the Company entered into an agreement with Fannie Mae in which the Company agreed to fund the purchase of an additional $7.5 million loan from proceeds from its RFC line of credit. A 100% participation in both the original and additional loan portfolio was subsequently sold to Fannie Mae with the Company retaining the credit risk on the first 2% of loss incurred on the underlying commercial mortgage loans. The Company has collateralized a portion of its obligation to cover the first 2% of losses for both the $103.6 million loan portfolio and the additional
$7.5 million loan portfolio by increasing a letter of credit in favor of Fannie Mae to total $1.1 million.

   The Company has a participation agreement with RFC whereby RFC agrees to purchase a 99% participation interest in any eligible multifamily mortgage loans owned by the Company and outstanding at quarter-end. This participation agreement, which originally expired on August 31, 2000, has been extended to August 31, 2001.

                        CB RICHARD ELLIS SERVICES, INC.

   An important part of the strategy for the Company's investment management business involves investing the Company's own capital in certain real estate investments with its clients. As of December 31, 2000, the Company had committed an additional $37.7 million to fund future co-investments.

8. Income Taxes

   The tax provision (benefit) for the years ended December 31, 2000, 1999 and 1998 consisted of the following (in thousands):

                                                      Year Ended December 31
                                                      -------------------------
                                                       2000     1999     1998
                                                      -------  -------  -------
   Federal:
     Current......................................... $24,924  $14,403  $ 4,265
     Deferred tax....................................     921   (1,417)  14,469
     Reduction of valuation allowances...............  (3,000)  (6,347)     --
                                                      -------  -------  -------
                                                       22,845    6,639   18,734
   State:
     Current.........................................   6,895    5,627    3,470
     Deferred tax....................................  (1,243)  (1,411)     (75)
                                                      -------  -------  -------
                                                        5,652    4,216    3,395
   Foreign:
     Current.........................................   7,015    8,837    3,797
     Deferred tax....................................    (761)  (3,513)     --
                                                      -------  -------  -------
                                                        6,254    5,324    3,797
                                                      -------  -------  -------
                                                      $34,751  $16,179  $25,926
                                                      =======  =======  =======

   The following is a reconciliation, stated as a percentage of pre-tax income, of the US statutory federal income tax rate to the Company's effective tax rate on income from operations:

                                                Year Ended December 31
                                                ---------------------------
                                                 2000      1999      1998
                                                -------   -------   -------
   Federal statutory tax rate..................      35%       35%       35%
   Permanent differences, including goodwill,
    meals, entertainment and other.............      11        15         8
   State taxes, net of federal benefit.........       6         9         4
   Foreign income taxes........................       4         4         4
   Reduction of valuation allowances...........      (5)      (22)       --
                                                -------   -------   -------
   Effective tax rate..........................      51%       41%       51%
                                                =======   =======   =======

   The domestic component of income before provision for income tax included in the consolidated statement of operations was $63.2 million, $32.0 million and $45.6 million, for 2000, 1999 and 1998, respectively. The international component of income before provision for income tax was $4.9 million, $7.4 million and $4.9 million, for 2000, 1999 and 1998, respectively.

                        CB RICHARD ELLIS SERVICES, INC.

   Cumulative tax effects of temporary differences are shown below at December 31, 2000 and 1999 (in thousands):

                                                              December 31
                                                           ------------------
                                                             2000      1999
                                                           --------  --------
   Asset (Liability)
   Property and equipment................................. $ 11,910  $  5,820
   Bad debts and other reserves...........................   12,832    15,940
   Intangible amortization................................  (15,736)  (16,533)
   Bonus, unexercised restricted stock, deferred
    compensation..........................................   35,343    23,990
   Partnership income.....................................    6,950     7,092
   Net operating loss (NOL) and alternative minimum tax
    credit carryforwards..................................    6,134    23,086
   Unconsolidated affiliates..............................    1,010    (1,167)
   All other, net.........................................    1,853     2,040
                                                           --------  --------
   Net deferred tax asset before valuation allowances.....   60,296    60,268
   Valuation allowances...................................  (16,830)  (20,320)
                                                           --------  --------
     Net deferred tax asset............................... $ 43,466  $ 39,948
                                                           ========  ========

   The Company had federal income tax NOLs of approximately $16.3 million at December 31, 2000, corresponding to $5.7 million of the Company's $60.3 million in net deferred tax assets before valuation allowances.

   The ability of the Company to utilize NOLs was limited in 1998 and will be in subsequent years as a result of the Company's 1996 public offering, the 1997 Koll acquisition and the 1998 repurchase of preferred stock which cumulatively caused a more than 50.0% change of ownership within a three year period. As a result of the limitation, the Company's ability to utilize its existing NOLs is limited to $26.0 million on an annual basis. It is anticipated that the Company will utilize the remaining NOLs in 2001.

   A deferred US tax liability has not been provided on the unremitted earnings of foreign subsidiaries because it is the intent of the Company to permanently reinvest these earnings. Undistributed earnings of foreign subsidiaries, which have been or are intended to be permanently invested in accordance with APB
No. 23, Accounting for Income Taxes--Special Areas, aggregated $27.7 million at December 31, 2000.

9. Earnings Per Share Information

   Basic earnings (loss) per share was computed by dividing net income (loss), less preferred dividend requirements as applicable, by the weighted average number of common shares outstanding during each period. The computation of diluted earnings (loss) per share further assumes the dilutive effect of stock options, stock warrants and other stock-based compensation programs, as well as the conversion of the preferred stock during periods when preferred stock was outstanding and was dilutive.

   In January 1998, the Company repurchased all 4.0 million shares of its outstanding convertible preferred stock. The portion of the purchase price in excess of the carrying value represents the deemed dividend charge to net income applicable to common shareholders when computing basic and diluted earnings (loss) per share for the year ended December 31, 1998.

                        CB RICHARD ELLIS SERVICES, INC.

   The following is a calculation of earnings (loss) per share for the years ended December 31 (in thousands, except share and per share data):

                                   2000                      1999                       1998
                         ------------------------- ------------------------- ---------------------------
                                             Per-                      Per-                        Per-
                                            Share                     Share                       Share
                         Income    Shares   Amount Income    Shares   Amount  Income     Shares   Amount
                         ------- ---------- ------ ------- ---------- ------ --------  ---------- ------
Basic earnings (loss)
 per share:
 Net income............. $33,388                   $23,282                   $ 24,557
 Deemed dividend on
  preferred stock
  repurchase............     --                        --                     (32,273)
                         ------- ---------- -----  ------- ---------- -----  --------  ---------- ------
 Net income (loss)
  applicable to common
  stockholders.......... $33,388 20,931,111 $1.60  $23,282 20,998,097 $1.11  $ (7,716) 20,136,117 $(0.38)
                         ======= ========== =====  ======= ========== =====  ========  ========== ======
Diluted earnings (loss)
 per share:
 Net income (loss)
  applicable to common
  stockholders.......... $33,388 20,931,111        $23,282 20,998,097        $ (7,716) 20,136,117
 Diluted effect of
  exercise of options
  outstanding...........             35,594                    74,339                         --
 Diluted effect of
  stock-based
  compensation
  programs..............            130,535                       --                          --
                         ------- ----------        ------- ----------        --------  ----------
 Net income (loss)
  applicable to common
  stockholders.......... $33,388 21,097,240 $1.58  $23,282 21,072,436 $1.10  $ (7,716) 20,136,117 $(0.38)
                         ======= ========== =====  ======= ========== =====  ========  ========== ======

   The following items were not included in the computation of diluted earnings per share because their effect in the aggregate was anti-dilutive for the years ended December 31,

                                        2000           1999           1998
                                   -------------- -------------- ---------------
   Stock options
     Outstanding..................   2,574,029      2,008,659       2,337,118
     Price ranges................. $11.81-$36.75  $16.38-$36.75   $0.30-$37.31
     Expiration ranges............ 6/8/04-8/31/10 6/8/04-5/31/09 4/18/99-7/22/08
   Stock warrants
     Outstanding..................    598,387        599,967         599,967
     Price........................     $30.00         $30.00         $30.00
     Expiration date..............    8/28/04        8/28/04         8/28/04

10. Disclosures About Fair Value of Financial Instruments

   Long-term Debt. Based on dealer's quote, the estimated fair value of the Company's $173.3 million Senior Subordinated Note, discussed in Note 6, is $155.8 million.

   Estimated fair values for the Revolving Credit Facilities and the remaining long-term debts are not presented because the Company believes that it is not materially different from book value, primarily because the majority of the Company's debt is based on variable rates.

                        CB RICHARD ELLIS SERVICES, INC.

11. Industry Segments

   In July 1999, the Company undertook a reorganization to streamline its US operations which resulted in a change in its segment reporting from four to three segments. The Company has a number of lines of business which are aggregated, reported and managed through these three segments: Transaction Management, Financial Services and Management Services. The Transaction Management segment is our largest generator of revenue and operating income and includes Brokerage Services, Corporate Services and Investment Property activities. Brokerage Services includes activities that provide sales, leasing and consulting services in connection with commercial real estate and is the Company's primary revenue source. Corporate Services focuses on building relationships with large corporate clients which generate recurring revenue. Investment Property activities provide brokerage services for commercial real property marketed for sale to institutional and private investors. The Financial Services segment provides commercial mortgage, valuation, investment management and consulting and research services. The Management Services segment provides facility management services to corporate real estate users and property management and related services to owners. The following table summarizes the revenue, cost and expenses, and operating income (loss) by operating segment for the year ended December 31, 2000, 1999 and 1998 (in thousands):

                                                  Year Ended December 31
                                             --------------------------------
                                                2000       1999       1998
                                             ---------- ---------- ----------
Revenue:
Transaction Management
  Leases.................................... $  510,287 $  426,108 $  352,811
  Sales.....................................    378,486    383,726    330,206
  Other consulting and referral fees(1).....     61,479     71,095     79,934
                                             ---------- ---------- ----------
    Total revenue...........................    950,252    880,929    762,951
Financial Services
  Appraisal fees............................     72,861     69,007     48,090
  Loan origination and servicing fees.......     58,188     45,938     39,402
  Investment management fees................     40,433     27,323     32,591
  Other(1)..................................     42,622     35,059     25,167
                                             ---------- ---------- ----------
    Total revenue...........................    214,104    177,327    145,250
Management Services
  Property management fees..................     83,251     79,994     67,300
  Facilities management fees................     23,069     25,597     17,219
  Other(1)..................................     52,928     49,192     41,783
                                             ---------- ---------- ----------
    Total revenue...........................    159,248    154,783    126,302
                                             ---------- ---------- ----------
Consolidated revenues....................... $1,323,604 $1,213,039 $1,034,503
                                             ========== ========== ==========
Operating income (loss)
Transaction Management...................... $   83,305 $   68,382 $   81,232
Financial Services..........................     17,712      7,113      6,849
Management Services.........................      6,268      1,404      6,980
Merger-related and other nonrecurring
 charges....................................        --         --     (16,585)
                                             ---------- ---------- ----------
                                                107,285     76,899     78,476
Interest income.............................      2,554      1,930      3,054
Interest expense............................     41,700     39,368     31,047
                                             ---------- ---------- ----------
Income before provision for income taxes.... $   68,139 $   39,461 $   50,483
                                             ========== ========== ==========

                        CB RICHARD ELLIS SERVICES, INC.

                                                        Year Ended December 31
                                                        -----------------------
                                                         2000    1999    1998
                                                        ------- ------- -------
Depreciation and amortization
Transaction Management................................. $21,342 $20,676 $13,722
Financial Services.....................................  12,001  10,719  11,025
Management Services....................................   9,856   9,075   7,438
                                                        ------- ------- -------
                                                        $43,199 $40,470 $32,185
                                                        ======= ======= =======

                                                        Year Ended December 31
                                                        -----------------------
                                                         2000    1999    1998
                                                        ------- ------- -------
Capital expenditures
Transaction Management................................  $15,435 $15,830 $12,669
Financial Services....................................    6,674  11,030  10,179
Management Services...................................    4,812   8,270   6,867
                                                        ------- ------- -------
                                                        $26,921 $35,130 $29,715
                                                        ======= ======= =======
Equity interest in earnings of unconsolidated subsidi-
 aries
Transaction Management................................  $ 3,930 $ 2,542 $   315
Financial Services....................................    1,162   4,030     706
Management Services...................................    2,020     956   2,422
                                                        ------- ------- -------
                                                        $ 7,112 $ 7,528 $ 3,443
                                                        ======= ======= =======

--------
(1) Revenue is allocated by material line of business specific to each segment. "Other" includes types of revenue that have not been broken out separately due to their immaterial balances and/or nonrecurring nature within each segment. Certain revenue types disclosed on the consolidated statements of operations may not be derived directly from amounts shown in this table.

                                                                 December 31
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
   Identifiable assets
     Transaction Management.................................. $477,268 $444,422
     Financial Services......................................  261,682  246,151
     Management Services.....................................  159,835  171,118
     Corporate...............................................   64,320   67,792
                                                              -------- --------
                                                              $963,105 $929,483
                                                              ======== ========

   Identifiable assets by industry segment are those assets used in the Company operations in each segment. Corporate identified assets are principally made up of cash and cash equivalents and deferred taxes.

                                                                 December 31
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
   Investment in and advances to unconsolidated subsidiaries
     Transaction Management.................................. $ 14,208 $ 11,352
     Financial Services......................................   15,199   18,587
     Management Services.....................................   11,918    8,575
                                                              -------- --------
                                                               $41,325 $ 38,514
                                                              ======== ========

                        CB RICHARD ELLIS SERVICES, INC.

Geographic Information:

                                                    Year Ended December 31
                                               --------------------------------
                                                  2000       1999       1998
                                               ---------- ---------- ----------
   Revenue
     Americas
       United States.......................... $1,027,359 $  940,341 $  884,304
       Canada, South and Central America......     46,721     42,112     16,473
                                               ---------- ---------- ----------
                                                1,074,080    982,453    900,777
     Asia Pacific.............................     84,985     79,420     46,528
     Europe, Middle East and Africa...........    164,539    151,166     87,198
                                               ---------- ---------- ----------
                                               $1,323,604 $1,213,039 $1,034,503
                                               ========== ========== ==========

                                                                   December 31
                                                                 ---------------
                                                                  2000    1999
                                                                 ------- -------
   Long-Lived assets
     United States.............................................. $55,100 $51,064
     All other countries........................................  20,892  19,085
                                                                 ------- -------
                                                                 $75,992 $70,149
                                                                 ======= =======

   Long lived assets include property, plant and equipment.

12. Subsequent Event

   On February 24, 2001, the Company announced that it had entered into a merger agreement providing for the acquisition of the Company by Blum CB Corporation (Blum CB) for $16.00 per share in cash. Blum CB is an affiliate of Blum Capital Partners, Freeman Spogli & Co. and certain directors and executive officers of the Company.

   The agreement provides that the Company employees will have the option to roll over their existing shares in the Company's deferred compensation plan and a portion of the Company shares held in their 401(k) accounts. Employees will also be provided the opportunity to make a direct equity investment in the surviving company.

   The acquisition, which is expected to close early in the third quarter, remains subject to certain conditions, including the receipt of Blum CB's debt financing, the approval of the merger by the holders of two-thirds of the outstanding shares of the Company not owned by the buying group, the expiration or termination of waiting periods under applicable antitrust laws and a successful tender offer for at least 51% of the Company's outstanding 8 7/8% Senior Subordinated Notes. The Company will pay a termination fee of $7.5 million and reimburse up to $3.0 million of the buying group's expenses if the Company wishes to accept a superior acquisition proposal.

                        CB RICHARD ELLIS SERVICES, INC.

            QUARTERLY RESULTS OF OPERATIONS AND OTHER FINANCIAL DATA
                                  (Unaudited)

   The following table sets forth the Company's unaudited quarterly results of operations. The unaudited quarterly information should be read in conjunction with the audited consolidated financial statements of the Company and the notes thereto. The operating results for any quarter are not necessarily indicative of the results for any future period.

                                             2000                                            1999
                          ----------------------------------------------  ----------------------------------------------
                           Dec. 31     Sept. 30    June 30     March 31    Dec. 31     Sept. 30    June 30     March 31
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                          (Dollars in thousands)
Results of Operation:

Revenue.................  $  418,280  $  326,521  $  317,884  $  260,919  $  395,653  $  307,018  $  277,167  $  233,201

Operating income........  $   50,617  $   24,884  $   22,545  $    9,239  $   35,197  $   20,046  $   16,580  $    5,076

Interest expense, net...  $    9,018  $   10,039  $   10,893  $    9,196  $    9,629  $    9,503  $    9,667  $    8,639

Net income (loss).......  $   20,914  $    6,977  $    5,477  $       20  $   17,031  $    4,648  $    3,356  $   (1,753)

Basic EPS(1)............  $     0.99  $     0.34  $     0.26  $      --   $     0.81  $     0.22  $     0.16  $    (0.08)

Weighted average shares
 outstanding for basic
 EPS(1).................  21,217,685  20,086,651  20,879,218  20,819,268  20,928,615  21,098,757  21,032,324  20,640,438

Diluted EPS(1)..........  $     0.97  $     0.33  $     0.26  $      --   $     0.81  $     0.22  $     0.16  $    (0.08)

Weighted average shares
 outstanding for diluted
 EPS(1).................  21,554,942  20,881,092  20,906,117  20,851,184  20,964,066  21,162,334  21,125,074  20,640,438

Other Financial Data:

EBITDA, excluding
 merger-related and
 other nonrecurring
 charges................  $   61,682  $   35,718  $   33,276  $   19,808  $   45,704  $   30,047  $   26,548  $   15,070

Net cash provided by
 (used in) operating
 activities.............  $   86,601  $   48,528  $   16,505  $  (67,522) $   71,174  $   47,062  $   10,122  $  (54,347)

Net cash (used in)
 provided by investing
 activities.............  $   (7,350) $  (16,255) $  (18,431) $    6,314  $   (5,417) $   (6,863) $  (16,327) $    1,840

Net cash (used in)
 provided by financing
 activities.............  $  (80,037) $  (28,824) $   (3,456) $   58,794  $  (62,330) $  (27,820) $    2,389  $   50,040

Balance Sheet Data:

Cash and cash
 equivalents............  $   20,854  $   20,724  $   19,195  $   24,791  $   27,844  $   25,122  $   12,553  $   17,425

Total assets............  $  963,105  $  930,029  $  904,925  $  897,756  $  929,483  $  871,159  $  841,311  $  824,757

Total long-term debt....  $  303,571  $  390,624  $  418,231  $  416,531  $  357,872  $  413,227  $  435,419  $  431,135

Total liabilities.......  $  724,018  $  717,618  $  693,416  $  687,765  $  715,874  $  670,685  $  648,801  $  634,707

Total stockholders
 equity.................  $  235,339  $  209,569  $  208,276  $  206,711  $  209,737  $  196,324  $  187,819  $  185,259

Number of shares
 outstanding............  20,605,023  20,246,122  20,270,560  20,408,692  20,435,692  20,686,995  20,794,165  20,640,865

Ratios:

Debt/equity.............        1.33        1.88        2.03        2.04        1.74        2.13        2.35        2.37

EBITDA, excluding
 merger-related and
 other nonrecurring
 charges net interest
 expense................        6.84        3.56        3.05        2.15        4.75        3.16        2.75        1.74

EBITDA, excluding
 merger-related and
 other nonrecurring
 charges as a percentage
 of revenue.............        14.7%       10.9%       10.5%        7.6%       11.6%        9.8%        9.6%        6.5 %

Net income as a
 percentage of revenue..         5.0%        2.1%        1.7%        --          4.3%        1.5%        1.2%       (0.8)%

International revenue as
 a percentage of
 consolidated revenue...        21.6%       21.8%       22.7%       23.9%       22.5%       22.5%       22.3%       22.6 %

--------
(1) EPS is defined as earnings (loss) per share

     (b)  Pro Forma Financial Information.

          The pro forma financial information required by Item 7(b) is not included in this filing. The Company intends to file such information as an amendment to this Form 8-K not later than October 2, 2001.

     (c)  Exhibits.

2.1 Amended and Restated Agreement and Plan of Merger dated as of May 31, 2001 by and among CB Richard Ellis Services, Inc., CBRE Holding, Inc., and BLUM CB Corp. (incorporated by reference from Exhibit 2.1 of Amendment No. 1 to the Registration Statement on Form S-1, filed by CBRE Holding, Inc. on June 12, 2001, File No. 333-59440).

2.2 Amended and Restated Contribution and Voting Agreement, dated as of May 31, 2001, by and among CBRE Holding, Inc., BLUM CB Corp., RCBA Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Raymond E. Wirta, W. Brett White, Frederic V. Malek and The Koll Holding Company (incorporated by reference from Exhibit 4.2(a) of Amendment No. 1 to Form S-1, filed by CBRE Holding, Inc. on June 12, 2001, File No. 333-59440).

2.3 Amendment, dated as of July 19, 2001, to the Amended and Restated Contribution and Voting Agreement, by and among CBRE Holding, Inc., BLUM CB Corp., RCBA Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Raymond E. Wirta, W. Brett White, Frederic V. Malek and The Koll Holding Company (incorporated by reference from Exhibit 23 of Amendment No. 9 to the Schedule 13D, filed by RCBA GP, L.L.C., RCBA Strategic Partners, L.P., Richard C. Blum & Associates, Inc., BLUM Capital Partners, L.P., Richard C. Blum and CBRE Holding, Inc. on July 25, 2001, File No. 005-46943).

99.1 Securityholders' Agreement, dated as of July 20, 2001, by and among RCBA Strategic Partners, L.P., Blum Strategic Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., The Koll Holding Company, California Public Employees' Retirement System, Frederic V. Malek, DLJ Investment Funding, Inc., Credit Suisse Boston Corporation, Raymond E. Wirta, W. Brett White, CB Richard Ellis Services, Inc. and CBRE Holding, Inc. (incorporated by reference from
          Exhibit 25 of Amendment No. 9 to the Schedule 13D, filed by RCBA GP, L.L.C., RCBA Strategic Partners, L.P., Richard C. Blum & Associates, Inc., BLUM Capital Partners, L.P., Richard C. Blum and CBRE Holding, Inc. on July 25, 2001, File No. 005-46943).

99.2      Press Release of CB Richard Ellis Services, Inc. (filed herewith).

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 3, 2001                     CBRE HOLDING, INC.



                                          By: /s/ Walter V. Stafford
                                              ----------------------
                                                  Walter V. Stafford
                                                  Secretary

                               Index to Exhibits

Exhibit No.              Title
----------               -----

2.1 Amended and Restated Agreement and Plan of Merger dated as of May 31, 2001 by and among CB Richard Ellis Services, Inc., CBRE Holding, Inc., and BLUM CB Corp. (incorporated by reference from
               Exhibit 2.1 of Amendment No. 1 to the Registration Statement on Form S-1, filed by CBRE Holding, Inc. on June 12, 2001, File No. 333-59440).

2.2 Amended and Restated Contribution and Voting Agreement, dated as of May 31, 2001, by and among CBRE Holding, Inc., BLUM CB Corp., RCBA Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Raymond E. Wirta, W. Brett White, Frederic V. Malek and The Koll Holding Company (incorporated by reference from Exhibit 4.2(a) of Amendment No. 1 to Form S-1, filed by CBRE Holding, Inc. on June 12, 2001, File No. 333-59440).

2.3 Amendment, dated as of July 19, 2001, to the Amended and Restated Contribution and Voting Agreement, by and among CBRE Holding, Inc., BLUM CB Corp., RCBA Strategic Partners, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., Raymond E. Wirta, W. Brett White, Frederic V. Malek and The Koll Holding Company (incorporated by reference from Exhibit 23 of Amendment No. 9 to the Schedule 13D, filed by RCBA GP, L.L.C., RCBA Strategic Partners, L.P., Richard C. Blum & Associates, Inc., BLUM Capital Partners, L.P., Richard C. Blum and CBRE Holding, Inc. on July 25, 2001, File No. 005-46943).

99.1 Securityholders' Agreement, dated as of July 20, 2001, by and among RCBA Strategic Partners, L.P., Blum Strategic Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., The Koll Holding Company, California Public Employees' Retirement System, Frederic V. Malek, DLJ Investment Funding, Inc., Credit Suisse Boston Corporation, Raymond E. Wirta, W. Brett White, CB Richard Ellis Services, Inc. and CBRE Holding, Inc. (incorporated by reference from Exhibit 25 of Amendment No. 9 to the Schedule 13D, filed by RCBA GP, L.L.C., RCBA Strategic Partners, L.P., Richard C. Blum & Associates, Inc., BLUM Capital Partners, L.P., Richard C. Blum and CBRE Holding, Inc. on July 25, 2001, File No. 005-46943).

99.2 Press Release of CB Richard Ellis Services, Inc. (filed herewith).